EIGHTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

REXFORD INDUSTRIAL REALTY, L.P.

a Maryland limited partnership

_____________________________________

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR
THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE
PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE
EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER
APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of March 17, 2022

i

v

EIGHTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF REXFORD INDUSTRIAL REALTY, L.P.
THIS EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF REXFORD INDUSTRIAL REALTY, L.P., dated as of March 17, 2022, is made and entered into by and among REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation, as the General Partner and the Persons from time to time party hereto, as limited partners.
WHEREAS, a Certificate of Limited Partnership of the Partnership was filed with the State Department of Assessments and Taxation of the State of Maryland on January 18, 2013 (the “Formation Date”), and the initial general partner and limited partners of the Partnership entered into an original agreement of limited partnership of the Partnership effective as of the Formation Date (the “Original Partnership Agreement”);
WHEREAS, the Original Partnership Agreement was amended and restated by that certain Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of July 24, 2013 (the “First Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership, in connection with the initial public offering of the General Partner’s common stock;
WHEREAS, the First Amended and Restated Partnership Agreement was amended and restated by that certain Second Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of December 15, 2015 (the “Second Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership, the Second Amended and Restated Partnership Agreement was amended and restated by that certain Third Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of August 16, 2016 (the “Third Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership, the Third Amended and Restated Partnership Agreement was amended and restated by that certain Fourth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of November 13, 2017 (the “Fourth Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership, the Fourth Amended and Restated Partnership Agreement was amended and restated by that certain Fifth Amended and Restated Partnership Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of April 10, 2019 (the “Fifth Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership, the Fifth Amended and Restated Partnership Agreement was amended and restated by that certain Sixth Amended and Restated Partnership Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of September 20, 2019 (the “Sixth Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership and the Sixth Amended and Restated Partnership Agreement was amended and restated by that certain Seventh Amended and Restated Partnership Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of March 5, 2020 (the “Seventh Amended and Restated Partnership Agreement”);

WHEREAS, pursuant to Section 7.3.C(8), the Seventh Amended and Restated Partnership Agreement may be amended by the General Partner to reflect the issuance of additional Partnership Interests pursuant to Sections 4.2, 5.5 and 6.2.C and, pursuant to Section 7.3.C(4), to set forth the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2;
WHEREAS, pursuant to Section 7.3.C(3), the Seventh Amended and Restated Partnership Agreement may be amended by the General Partner to correct or supplement any provision in the Agreement not inconsistent with law or with other provisions of this Agreement; and
WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend and restate the Seventh Amended and Restated Partnership Agreement as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that the General Partner, on its own behalf, in its capacity as the holder of a Majority in Interest of the Partners and as attorney-in-fact for the Limited Partners, hereby amends and restates the Seventh Amended and Restated Partnership Agreement as follows:
ARTICLE 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.
“Actions” has the meaning set forth in Section 7.7 hereof.
“Additional Funds” has the meaning set forth in Section 4.3.A hereof.
“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.
“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:
(i)    increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)    decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.
“Adjusted Net Income” means for each Partnership Year or other applicable period, an amount equal to the Partnership’s Net Income or Net Loss for such year or other period (other than any Net Income or Net Loss or items thereof allocated with respect to such year or other period prior to the allocation of Adjusted Net Income), computed without regard to the items set forth below; provided, that if the Adjusted Net Income for such year or other period is a negative number (i.e., a net loss), then the Adjusted Net Income for that year or other period shall be treated as if it were zero:
(i)    Depreciation; and
(ii)    Net gain or loss realized in connection with the actual or hypothetical sale of any or all of the assets of the Partnership, including but not limited to net gain or loss treated as realized in connection with an adjustment to the Gross Asset Value of the Partnership’s assets as set forth in the definition of “Gross Asset Value.”
“Adjustment Event” has the meaning set forth in Section 16.3 hereof.
“Adjustment Factor” means 1.0; provided, however, that in the event that:
(i)    the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
(ii)    the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP/COPP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights became exercisable), to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and
(iii)    the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the record date and (b) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.
Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Eighth Amended and Restated Limited Partnership Agreement of Rexford Industrial Realty, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.
“Applicable Percentage” has the meaning set forth in Section 15.1.B hereof.
“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.
“Available Cash” means, with respect to any period for which such calculation is being made,
(i)    the sum, without duplication, of:
(1)    the Partnership’s Net Income or Net Loss (as the case may be) for such period,
(2)    Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,
(3)    the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),
(4)    the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and
(5)    all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;
(ii)    less the sum, without duplication, of:
(1)    all principal debt payments made during such period by the Partnership,
(2)    capital expenditures made by the Partnership during such period,
(3)    investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,
(4)    all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),
(5)    any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,
(6)    the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(7)    any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units, including, without limitation, any Cash Amount or Series 1 CPOP Cash Amount paid, and
(8)    the amount of any working capital accounts and other cash or similar balances that the General Partner determines to be necessary or appropriate in its sole and absolute discretion.
Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.
“Bipartisan Budget Act” has the meaning set forth in Section 10.3.A(1) hereof.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized by law to close, except that, for purposes of Article 19 and Article 21, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:
(i)    To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.
(ii)    From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).
(iii)    In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.
(iv)    In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
(v)    The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.
“Capital Account Limitation” means (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units or Performance Units, as applicable, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute pursuant to Article 4 hereof.
“Capital Share” means a share of any class or series of stock of the General Partner now or hereafter authorized other than a REIT Share.
“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.
“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the SDAT, as amended from time to time in accordance with the terms hereof and the Act.
“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.
“Charter” means the charter of the General Partner, within the meaning of Section 1-101(f) of the Maryland General Corporation Law.
“Closing Price” has the meaning set forth in the definition of “Value.”
“COD Income” has the meaning set forth in Section 6.3.C hereof.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2.D hereof, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.
“Consent of the Series 1 CPOP Limited Partners” means the Consent of a Majority in Interest of the Series 1 CPOP Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Series 1 CPOP Limited Partner in its sole and absolute discretion.
“Consent of the Series 2 CPOP Limited Partners” means the Consent of a Majority in Interest of the Series 2 CPOP Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Series 2 CPOP Limited Partner in its sole and absolute discretion.
“Consent of the Series 3 CPOP Limited Partners” means the Consent of a Majority in Interest of the Series 3 CPOP Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Series 3 CPOP Limited Partner in its sole and absolute discretion.
“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.
“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.
“Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests.
“Constituent Person” has the meaning set forth in Section 16.9.F hereof.
“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).
“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company's capital and profits.
“Conversion Date” has the meaning set forth in Section 16.9.B hereof.
“Conversion Notice” has the meaning set forth in Section 16.9.B hereof.
“Conversion Right” has the meaning set forth in Section 16.9.A hereof.
“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.
“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for Federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for Federal income tax purposes is such Person.
“Designated Individual” has the meaning set forth in Section 10.3.A(2) hereof.
“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”
“Distribution Period” means, as applicable, the Series B Distribution Period, the Series 1 CPOP Unit Distribution Period, the Series C Distribution Period, the Series 2 CPOP Unit Distribution Period, the Series 3 CPOP Unit Distribution Period or the distribution period set forth in the terms of any other Partnership Preferred Unit.
“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units or a Holder of Performance Units, as applicable, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units or Performance Units, as applicable.
“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit or a Performance Unit, an LTIP Unit or Performance Unit to the extent, since the date of issuance of such LTIP Unit or Performance Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit or Performance Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit or Performance Unit, as applicable.
“Equity Plan” means the Plan and any other option, stock, unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, including any Stock Option Plan, in each case, now or hereafter adopted by the Partnership or the General Partner, including the Plan.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Family Members” means, as to a Person that is an individual, such Person's spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.
“Fifth Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Final Adjustment” has the meaning set forth in Section 10.3.B(2) hereof.
“First Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Forced Conversion” has the meaning set forth in Section 16.9.C hereof.
“Forced Conversion Notice” has the meaning set forth in Section 16.9.C hereof.
“Formation Date” has the meaning set forth in the Recitals hereof.
“Fourth Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.
“General Partner” means Rexford Industrial Realty, Inc. and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner, and has not ceased to be a general partner, pursuant to the Act and this Agreement, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.
“Gross Asset Value” means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:
(a)    The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.
(b)    The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:
(i)    the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution;
(ii)    the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership;
(iii)    the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);
(iv)    the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit or Performance Unit); and
(v)    at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.
(c)    The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.
(d)    The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)    If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
(f)    If any Unvested LTIP Units are forfeited, as described in Section 16.2.B, or any Unvested Performance Units are forfeited, as described in Section 17.2.B, then in each case, upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units or Performance Units, as applicable.
“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.
“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or (b) a director of the General Partner or an officer of the Partnership or the General Partner and (ii) such other Persons (including Affiliates or employees of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Initial Holding Period” means (i) with respect to any Series 1 CPOP Units, Series 2 CPOP Units held by a Qualifying Party or any of their successors-in-interest, a period beginning on the date of issuance thereof and ending on the day before the first six-month anniversary of such date that the Qualifying Party first became a Holder of such Partnership Units; or (ii) with respect to any Partnership Common Units and Series 3 CPOP Units held by a Qualifying Party or any of their successors-in-interest, a period ending on the day before the first fourteen-month anniversary of such date that the Qualifying Party first became a Holder of such Partnership Common Units; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party or any such successor-in-interest, shorten or lengthen the Initial Holding Period applicable to any Partnership Common Units, Series 1 CPOP Units, Series 2 CPOP Units or Series 3 CPOP Units held by a Qualifying Party and/or its successors-in-interest to a period of shorter or longer than fourteen (14) months or six (6) months, as applicable. For sake of clarity, as applied to a Partnership Common Unit that is issued upon conversion of an LTIP Unit or a Performance Unit pursuant to Section 16.9 or Section 17.9, respectively (and subject to the proviso in the immediately preceding sentence, if applicable), the Initial Holding Period of such Partnership Common Unit shall end on the day before the first fourteen-month anniversary of the date that the underlying LTIP Unit or Performance Unit was first issued.
“IRS” means the United States Internal Revenue Service.
“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner, and has not ceased to be a limited partner pursuant to the Act and this Agreement, of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a limited partner of the Partnership.
“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.
“Liquidating Event” has the meaning set forth in Section 13.1 hereof.
“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.
“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.
“Liquidator” has the meaning set forth in Section 13.2.A hereof.
“LTIP Unit Agreement” means any written agreement(s) between the Partnership and any recipient of LTIP Units evidencing the terms and conditions of any LTIP Units, including any vesting, forfeiture and other terms and conditions as may apply to such LTIP Units, consistent with the terms hereof and of the Plan (or other applicable Equity Plan governing such LTIP Units).
“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 16.4.C hereof.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plan and under the applicable LTIP Unit Agreement. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement.
“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action. For purposes of calculating Percentage Interests in connection with this definition, the Series 1 CPOP Limited Partners will be deemed to have effected a Series 1 CPOP Conversion immediately prior to the record date for any applicable vote or Consent in which the Series 1 CPOP Limited Partners are entitled to participate, the Series 2 CPOP Limited Partners will be deemed to have effected a Series 2 CPOP Conversion immediately prior to the record date for any applicable vote or Consent in which the Series 2 CPOP Limited Partners are entitled to participate and the Series 3 CPOP Limited Partners will be deemed to have effected a Series 3 CPOP Conversion immediately prior to the record date for any applicable vote or Consent in which the Series 3 CPOP Limited Partners are entitled to participate.
“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action. For purposes of calculating Percentage Interests in connection with this definition, the Series 1 CPOP Limited Partners will be deemed to have effected a Series 1 CPOP Conversion immediately prior to the record date for any applicable vote or Consent in which the Series 1 CPOP Limited Partners are entitled to participate, the Series 2 CPOP Limited Partners will be deemed to have effected a Series 2 CPOP Conversion immediately prior to the record date for any applicable vote or Consent in which the Series 2 CPOP Limited Partners are entitled to participate and the Series 3 CPOP Limited Partners will be deemed to have effected a Series 3 CPOP Conversion immediately prior to the record date for any applicable vote or Consent in which the Series 3 CPOP Limited Partners are entitled to participate.
“Majority in Interest of the Series 1 CPOP Limited Partners” means Series 1 CPOP Limited Partners (other than any Series 1 CPOP Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Series 1 CPOP Limited Partners entitled to Consent to or withhold Consent from a proposed action.
“Majority in Interest of the Series 2 CPOP Limited Partners” means Series 2 CPOP Limited Partners (other than any Series 2 CPOP Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Series 2 CPOP Limited Partners entitled to Consent to or withhold Consent from a proposed action.
“Majority in Interest of the Series 3 CPOP Limited Partners” means Series 3 CPOP Limited Partners (other than any Series 3 CPOP Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage

Interests of all such Series 3 CPOP Limited Partners entitled to Consent to or withhold Consent from a proposed action.
“Market Price” has the meaning set forth in the definition of “Value.”
“Maryland Courts” has the meaning set forth in Section 15.9.B hereof.
“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a)    Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
(b)    Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
(c)    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e)    In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;
(f)    To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
(g)    Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to

Section 6.3 or 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”
(h)    To the extent any Adjusted Net Income has been allocated for a Partnership Year or other applicable period, the terms Net Income and Net Loss for that year or other period shall thereafter refer to the remaining items of Net Income or Net Loss, as applicable.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Stock Option Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).
“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.
“Original Limited Partner” means any Person that is a Limited Partner as of the close of business on the date of the closing of the issuance of REIT Shares pursuant to the initial offering of REIT Shares, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.
“Original Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Ownership Limit” means, with respect to any Person, the applicable restriction or restrictions on the ownership and transfer of stock of the General Partner imposed under the Charter, as such restrictions may be modified for any Excepted Holder (as such term is defined in the Charter) pursuant to an Excepted Holder Limit (as such term is defined in the Charter).
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit, LTIP Unit, Performance Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit.
“Partnership Equivalent Units” has the meaning set forth in Section 4.7A hereof.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units; however, notwithstanding that the General Partner, and any Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by the General Partner or any other Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by the General Partner or any other Partner having different rights and privileges as specified under this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units or Partnership Preferred Units of any type, or other Partnership Units. The Partnership Interests represented by each such type of Unit is a separate class of Partnership Interest for purposes of this Agreement.
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units. Partnership Preferred Units shall include, but not be limited to, Series 1 CPOP Units, Series 2 CPOP Units, Series 3 CPOP Units, Series B Preferred Units and Series C Preferred Units, and the Partnership Preferred Units of each such type is a separate class of Partnership Unit for purposes of this Agreement.
“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution or, as applicable, any Series B Distribution Record Date, Series 1 CPOP Distribution Record Date, Series C Distribution Record Date, Series 2 CPOP Distribution Record Date or Series 3 CPOP Distribution Record Date.
“Partnership Representative” has the meaning set forth in Section 10.3.A(2) hereof.
“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, a LTIP Unit, a Performance Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2.A hereof.
“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.
“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.
“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.
“Performance Unit Agreement” means any written agreement(s) between the Partnership and any recipient of Performance Units evidencing the terms and conditions of any Performance Units, including any vesting, forfeiture and other terms and conditions as may apply to such Performance Units, consistent with the terms hereof and of the Plan (or other applicable Equity Plan governing such LTIP Units).
“Performance Unit Distribution Payment Date” has the meaning set forth in Section 17.4.C hereof.
“Performance Unit Sharing Percentage” means ten percent (10%).
“Performance Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plan and under the applicable Performance Unit Agreement. Performance Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement.
“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.
“Plan” means the Rexford Industrial Realty, Inc. 2013 Incentive Award Plan.
“Pledge” has the meaning set forth in Section 11.3.A hereof.
“Preferred Share” means a share of stock of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.
“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.
“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 16.11 hereof.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the General Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the General Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the General Partner the savings enjoyed by the General Partner in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a REIT Share as computed under the terms of such plan.
“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.
“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.
“Redemption” has the meaning set forth in Section 15.1.A hereof.
“Register” has the meaning set forth in Section 4.1 hereof.
“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 6.4.A(viii) hereof.
“REIT” means a real estate investment trust qualifying under Code Section 856.
“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.
“REIT Payment” has the meaning set forth in Section 15.12 hereof.
“REIT Requirements” has the meaning set forth in Section 5.1 hereof.
“REIT Series B Preferred Share” means a share of the 5.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the General Partner.
“REIT Series C Preferred Share” means a share of the 5.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the General Partner.
“REIT Share” means a share of common stock of the General Partner, $0.01 par value per share, but shall not include any class or series of the General Partner’s common stock classified after the date of this Agreement.
“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner.
“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the General Partner’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).
“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”
“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.
“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.
“SEC” means the Securities and Exchange Commission.
“Second Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Section 83 Safe Harbor” has the meaning set forth in Section 16.11 hereof.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Senior Preferred Unit” shall mean the Series B Preferred Units, the Series 1 CPOP Units, the Series C Preferred Units, the Series 2 CPOP Units, the Series 3 CPOP Units and any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on parity with the Series B Preferred Units, the Series 1 CPOP Units, the Series C Preferred Units, the Series 2 CPOP Units or the Series 3 CPOP Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, as the context may require.
“Series 1 CPOP Cash Amount” means an amount per Series 1 CPOP Unit equal to the Series 1 CPOP Preference thereon plus any accrued distributions that have not been paid on or prior to the applicable Series 1 CPOP Conversion Date.
“Series 1 CPOP Conversion Amount” means a number of whole Partnership Common Units equal to the quotient of (a) the product of (x) the number of Series 1 CPOP Units tendered for conversion pursuant to Section 20.6, multiplied by (y) the Series 1 CPOP Cash Amount, divided by (b) the Series 1 CPOP Preference. If the foregoing would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in accordance with Section 20.6.A(2).
“Series 1 CPOP Conversion Date” has the meaning set forth in Section 20.6.B(3) hereof.
“Series 1 CPOP Conversion” has the meaning set forth in Section 20.6.A(1) hereof.
“Series 1 CPOP Conversion Right” has the meaning set forth in Section 20.6.A(1) hereof.
“Series 1 CPOP Converting Party” has the meaning set forth in Section 20.6.B(1) hereof.

“Series 1 CPOP Distribution Record Date,” with respect to any distribution payable on Series 1 CPOP Units, means the close of business on the record date fixed for the determination of holders of record of Series 1 CPOP Units entitled to receive a distribution on such Series 1 CPOP Units.
“Series 1 CPOP Junior Unit” has the meaning set forth in Section 20.2 hereof.
“Series 1 CPOP Limited Partner” means Limited Partner that is the holder of Series 1 CPOP Units, including any Substituted Limited Partner holding Series 1 CPOP Units, in its capacity as such.
“Series 1 CPOP Notice of Conversion” means the Series 1 CPOP Notice of Conversion substantially in the form of Exhibit E attached to this Agreement.
“Series 1 CPOP Parity Unit” has the meaning set forth in Section 20.2 hereof.
“Series 1 CPOP Partnership Conversion Right” has the meaning set forth in Section 20.6.C(1) hereof.
“Series 1 CPOP Percentage Interest” means, as to a Series 1 CPOP Limited Partner, the percentage determined by dividing the Series 1 CPOP Units owned by such Series 1 CPOP Limited Partner by the total number of Series 1 CPOP Units then outstanding, both as specified in the Register from time to time.
“Series 1 CPOP Preference” means $45.50952 per Series 1 CPOP Unit.
“Series 1 CPOP Unit” means the Partnership’s 4.43937% Cumulative Redeemable Convertible Preferred Units, with the rights, priorities and preferences set forth herein.
“Series 1 CPOP Unit Distribution Payment Date” has the meaning set forth in Section 20.3.A hereof.
“Series 1 CPOP Priority Return” means an amount equal to 4.43937% per annum, determined on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days), cumulative to the extent not distributed for any given distribution period pursuant to Section 20.3 hereof, of the Series 1 CPOP Preference, commencing on the date of issuance of such Series 1 CPOP Units.
“Series 2 CPOP Cash Amount” means an amount per Series 2 CPOP Unit equal to the Series 2 CPOP Preference thereon plus any accrued distributions that have not been paid on or prior to the applicable Series 2 CPOP Conversion Date.
“Series 2 CPOP Conversion Amount” means a number of whole Partnership Common Units equal to the quotient of (a) the product of (x) the number of Series 2 CPOP Units tendered for conversion pursuant to Section 22.6, multiplied by (y) the Series 2 CPOP Cash Amount, divided by (b) 1.295 times the Series 2 CPOP Preference. If the foregoing would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in accordance with Section 22.6.A(2).
“Series 2 CPOP Conversion” has the meaning set forth in Section 22.6.A(1) hereof.

“Series 2 CPOP Conversion Date” has the meaning set forth in Section 22.6.B(3) hereof.
“Series 2 CPOP Conversion Right” has the meaning set forth in Section 22.6.A(1) hereof.
“Series 2 CPOP Converting Party” has the meaning set forth in Section 22.6.B(1) hereof.
“Series 2 CPOP Distribution Record Date,” with respect to any distribution payable on Series 2 CPOP Units, means the close of business on the record date fixed for the determination of holders of record of Series 2 CPOP Units entitled to receive a distribution on such Series 2 CPOP Units.
“Series 2 CPOP Junior Unit” has the meaning set forth in Section 22.2 hereof.
“Series 2 CPOP Limited Partner” means a Limited Partner that is the holder of Series 2 CPOP Units, including any Substituted Limited Partner holding Series 2 CPOP Units, in its capacity as such.
“Series 2 CPOP Notice of Conversion” means the Series 2 CPOP Notice of Conversion substantially in the form of Exhibit F attached to this Agreement.
“Series 2 CPOP Parity Unit” has the meaning set forth in Section 22.2 hereof.
“Series 2 CPOP Partnership Conversion Right” has the meaning set forth in Section 22.6.C(1) hereof.
“Series 2 CPOP Percentage Interest” means, as to a Series 2 CPOP Limited Partner, the percentage determined by dividing the Series 2 CPOP Units owned by such Series 2 CPOP Limited Partner by the total number of Series 2 CPOP Units then outstanding, both as specified in the Register from time to time.
“Series 2 CPOP Preference” means $45.00 per Series 2 CPOP Unit.
“Series 2 CPOP Priority Return” means, for any period commencing on or after the date of issuance of such Series 2 CPOP Units and ending on or before March 4, 2025, an amount equal to 4.00% per annum of the Series 2 CPOP Preference, and for any period from and after March 5, 2025, an amount equal to 5.00% per annum of the Series 2 CPOP Preference, in each case, determined on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days), cumulative to the extent not distributed for any given distribution period pursuant to Section 22.3 hereof.
“Series 2 CPOP Unit” means the Partnership’s 4.00% Cumulative Redeemable Convertible Preferred Units, with the rights, priorities and preferences set forth herein.
“Series 2 CPOP Unit Distribution Payment Date” has the meaning set forth in Section 22.3.A hereof.
“Series 3 CPOP Cash Amount” means an amount per Series 3 CPOP Unit equal to the Series 3 CPOP Preference thereon plus any accrued distributions that have not been paid on or prior to the applicable Series 3 CPOP Conversion Date.
“Series 3 CPOP Conversion Amount” means a number of whole Partnership Common Units equal to the quotient of (a) the product of (x) the number of Series 3 CPOP Units tendered for conversion pursuant to Section 23.6, multiplied by (y) the Series 3 CPOP Cash Amount, divided by (b) the Series 3 CPOP Preference. If the foregoing would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in accordance with Section 23.6.A(2).
“Series 3 CPOP Conversion Date” has the meaning set forth in Section 23.6.B(3) hereof.
“Series 3 CPOP Conversion” has the meaning set forth in Section 23.6.A(1) hereof.
“Series 3 CPOP Conversion Right” has the meaning set forth in Section 23.6.A(1) hereof.
“Series 3 CPOP Converting Party” has the meaning set forth in Section 23.6.B(1) hereof.
“Series 3 CPOP Distribution Record Date,” with respect to any distribution payable on Series 3 CPOP Units, means the close of business on the record date fixed for the determination of holders of record of Series 3 CPOP Units entitled to receive a distribution on such Series 3 CPOP Units.
“Series 3 CPOP Junior Unit” has the meaning set forth in Section 23.2 hereof.
“Series 3 CPOP Limited Partner” means Limited Partner that is the holder of Series 3 CPOP Units, including any Substituted Limited Partner holding Series 3 CPOP Units, in its capacity as such.
“Series 3 CPOP Notice of Conversion” means the Series 3 CPOP Notice of Conversion substantially in the form of Exhibit G attached to this Agreement.
“Series 3 CPOP Parity Unit” has the meaning set forth in Section 23.2 hereof.
“Series 3 CPOP Partnership Conversion Right” has the meaning set forth in Section 23.6.C(1) hereof.
“Series 3 CPOP Percentage Interest” means, as to a Series 3 CPOP Limited Partner, the percentage determined by dividing the Series 3 CPOP Units owned by such Series 3 CPOP Limited Partner by the total number of Series 3 CPOP Units then outstanding, both as specified in the Register from time to time.
“Series 3 CPOP Preference” means $72.72825 per Series 3 CPOP Unit.
“Series 3 CPOP Unit” means the Partnership’s 3.00% Cumulative Redeemable Convertible Preferred Units, with the rights, priorities and preferences set forth herein.
“Series 3 CPOP Unit Distribution Payment Date” has the meaning set forth in Section 23.3.A hereof.
“Series 3 CPOP Priority Return” means an amount equal to 3.00% per annum, determined on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days), cumulative to the extent not distributed for any given distribution period pursuant to Section 23.3 hereof, of the Series 3 CPOP Preference, commencing on the date of issuance of such Series 3 CPOP Units.

“Series B Articles Supplementary” means the Articles Supplementary of the General Partner setting forth the terms of the REIT Series B Preferred Shares, accepted for record by the SDAT on November 9, 2017 or, if applicable, the terms of the REIT Series B Preferred Shares as set forth in Article VI of the Charter.
“Series B Distribution Period,” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Series B Distribution Period (other than the initial Series B Distribution Period, which shall commence on the first date that any Series B Units are issued and end on and include March 31, 2018, and other than the Series B Distribution Period during which any Series B Preferred Units shall be redeemed pursuant to Section 19.4 hereof, which shall end on and include the day preceding the redemption date with respect to the Series B Preferred Units being redeemed).
“Series B Distribution Record Date,” with respect to any distribution payable on Series B Preferred Units, means the close of business on the record date fixed for the determination of holders of record of REIT Series B Preferred Shares entitled to receive a distribution on such REIT Series B Preferred Shares.
“Series B Junior Units” means Partnership Units representing any class or series of Partnership Interest ranking junior to the Series B Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, or both, as the context may require.
“Series B Parity Preferred Unit” means the Series 1 CPOP Units, the Series C Preferred Units, the Series 2 CPOP Units, the Series 3 CPOP Units and any other class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, which, by its terms ranks on a parity with the Series B Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or both, as the context may require.
“Series B Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 19.2.A hereof.
“Series B Preferred Units” shall have the meaning set forth in Section 19.1 hereof.
“Series B Priority Return” shall mean an amount equal to 5.875% per annum on the stated value of $25.00 per Series B Preferred Unit (equivalent to the fixed annual amount of $1.46875 per Series B Preferred Unit), commencing on the first date that any Series B Preferred Units were issued or, if later, the first day of the first Series B Distribution Period for which such Series B Preferred Unit was outstanding on the applicable Series B Distribution Record Date. For any Series B Distribution Period greater than or less than a full Series B Distribution Period, the amount of the Series B Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.
“Series C Articles Supplementary” means the Articles Supplementary of the General Partner setting forth the terms of the REIT Series C Preferred Shares, accepted for record by the SDAT on September 19, 2019 or, if applicable, the terms of the REIT Series C Preferred Shares as set forth in Article VI of the Charter.
“Series C Distribution Period,” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Series C Distribution Period (other than the initial Series C Distribution Period, which shall commence on the first date that any Series C Units are issued and end on and include December 31, 2019, and other than the Series C Distribution Period during which any Series C Preferred Units shall be redeemed pursuant to Section 21.4 hereof, which shall end on and include the day preceding the redemption date with respect to the Series C Preferred Units being redeemed).
“Series C Distribution Record Date,” with respect to any distribution payable on Series C Preferred Units, means the close of business on the record date fixed for the determination of holders of record of REIT Series C Preferred Shares entitled to receive a distribution on such REIT Series C Preferred Shares.
“Series C Junior Units” means Partnership Units representing any class or series of Partnership Interest ranking junior to the Series C Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, or both, as the context may require.
“Series C Parity Preferred Unit” means the Series B Preferred Units, the Series 1 CPOP Units, the Series 2 CPOP Units, the Series 3 CPOP Units and any other class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, which, by its terms ranks on a parity with the Series C Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or both, as the context may require.
“Series C Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 21.2.A hereof.
“Series C Preferred Units” shall have the meaning set forth in Section 21.1 hereof.
“Series C Priority Return” shall mean an amount equal to 5.625% per annum on the stated value of $25.00 per Series C Preferred Unit (equivalent to the fixed annual amount of $5.625 per Series C Preferred Unit), commencing on the first date that any Series C Preferred Units were issued or, if later, the first day of the first Series C Distribution Period for which such Series C Preferred Unit was outstanding on the applicable Series C Distribution Record Date. For any Series C Distribution Period greater than or less than a full Series C Distribution Period, the amount of the Series C Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.
“Seventh Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Sixth Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Special Redemption” has the meaning set forth in Section 15.1.A hereof.
“Specified Redemption Date” means the seventh (7th) calendar day after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Initial Holding Period (except pursuant to a Special Redemption).
“Stock Option Plans” means any stock option plan now or hereafter adopted by the Partnership or the General Partner.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the General Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the General Partner’s status as a REIT or any General Partner Affiliate's status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Partnership Unit Designation.
“Surviving Partnership” has the meaning set forth in Section 11.2.B(ii) hereof.
“Tax Items” has the meaning set forth in Section 6.5.A hereof.
“Tendered Units” has the meaning set forth in Section 15.1.A hereof.
“Tendering Party” has the meaning set forth in Section 15.1.A hereof.
“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.
“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.
“Third Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals hereof.
“Transaction” has the meaning set forth in Section 16.9.F hereof.
“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 15.1, (b) any conversion of LTIP Units into Partnership Common Units pursuant to Section 16.9 hereof, (c) any conversion of Performance Units into Partnership Common Units pursuant to Section 17.9, (d) any redemption of Series 1 CPOP Units, Series 2 CPOP Units or Series 3 CPOP Units pursuant to Section 8.6, (e) any conversion of Series 1 CPOP Units pursuant to Section 20.6, Series 2 CPOP Units pursuant to Section 22.6 or Series 3 CPOP Units pursuant to Section 23.6 or (f) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.
“Unvested LTIP Units” has the meaning set forth in Section 16.2.A hereof.
“Unvested Performance Units” has the meaning set forth in Section 17.2.A hereof.

“Valuation Date” means the date of receipt by the General Partner of (i) a Notice of Redemption pursuant to Section 15.1 herein, (ii) a Series 1 CPOP Notice of Conversion pursuant to Section 20.6, (iii) a Series 2 CPOP Notice of Conversion pursuant to Section 22.6, (iv) a Series 3 CPOP Notice of Conversion pursuant to Section 23.6 or (v) such other date as specified herein; provided, in each case, that if such date is not a Business Day, the immediately preceding Business Day.
“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the Board of Directors of the General Partner.
In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner on the basis of such quotations and other information as it considers appropriate.
“Vested LTIP Units” has the meaning set forth in Section 16.2.A hereof.
“Vested Performance Units” has the meaning set forth in Section 17.2.A hereof.
ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1Formation. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
Section 2.2Name. The name of the Partnership is “Rexford Industrial Realty, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.
Section 2.3Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Maryland is located at c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, or such other place within the State of Maryland as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, or such other resident of the State of Maryland as the General Partner may from time to time designate. The principal office of the Partnership is located at 11620 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90025, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner may from time to time designate.
Section 2.4Power of Attorney.
A.Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and
(2)execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.
B.The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person's Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.
Section 2.5Term. The term of the Partnership commenced on January 18, 2013, the date that the original Certificate was accepted for record by the SDAT in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.
Section 2.6Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Maryland Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.
ARTICLE 3
PURPOSE
Section 3.1Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.

Section 3.2Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3Partnership Only for Purposes Specified. The Partnership shall be a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof; however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4Representations and Warranties by the Partners.
A.Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each

Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).
B.Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).
C.Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the

Partnership in what it understands to be a highly speculative and illiquid investment.
D.The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
E.Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
F.Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.
ARTICLE 4
CAPITAL CONTRIBUTIONS
Section 4.1Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:
A.General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership or (v) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Except as expressly set forth in any Partnership Unit Designation or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall update the Register and the books and records of the Partnership as appropriate to reflect such issuance.
B.Issuances of LTIP Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of LTIP Units, LTIP Units shall be have the terms set forth in Article 16.

C.Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in Partnership Common Units, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (b) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (iv) the additional Partnership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5.
D.No Preemptive Rights. Except as expressly provided in this Agreement or in any Partnership Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
E.Issuances of Performance Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue Performance Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to a Performance Unit, each Performance Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of Performance Units, Performance Units shall have the terms set forth in Article 17.
Section 4.3Additional Funds and Capital Contributions.
A.General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.
B.Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

C.Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).
D.General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).
E.Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to holders of REIT Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the General Partner. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Partner or any other Persons.
Section 4.4Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates or from issuing REIT Shares, Capital Shares or New Securities pursuant to any such plans. The General Partner may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Agreement may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units (i) in accordance with the terms of any such stock incentive plans, or (ii) in an amount equal to the number of REIT Shares, Capital Shares or New Securities issued pursuant to any such stock incentive plans, without any further act, approval or vote of any Partner or any other Persons.
Section 4.5Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the General Partner to effect open market purchases of REIT Shares, or (b) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.
Section 4.6No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
Section 4.7Conversion or Redemption of Capital Shares.
A.Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.
B.Redemption or Repurchase of Capital Shares or REIT Shares. Except as otherwise provided in Section 7.4.C, if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Partnership Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased.
Section 4.8Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).
ARTICLE 5
DISTRIBUTIONS
Section 5.1Requirement and Characterization of Distributions. Subject to the terms of Section 19.2, 20.3, 21.2, 22.3, 23.3 and/or the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (i) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). Distributions payable with respect to any Partnership Units, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares by the General Partner, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, eliminate any U.S. federal income or excise tax liability of the General Partner. Notwithstanding anything in the forgoing to the contrary, (i) a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 16 hereof and (ii) a Holder of Performance Units will be entitled to distribution with respect to a Performance Unit as set forth in Article 17 hereof, and, in each case, in making distributions pursuant to this Section 5.1, the General Partner of the Partnership shall take into account the provisions of Section 16.4 hereof and 17.4 hereof, as applicable.
Section 5.2Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.
Section 5.3Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.
Section 5.4Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.
Section 5.5Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.
Section 5.6Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.
ARTICLE 6
ALLOCATIONS
Section 6.1Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.
Section 6.2General Allocations. Except as otherwise provided in this Article 6 and Section 11.6.C hereof, Net Income (or in the case of clause (iv) below, Adjusted Net Income) and Net Loss for any Partnership Year (or such shorter period as determined by the General Partner) shall be allocated to each of the Holders as follows:
A.Net Income.
(i)First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to clause (iv) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (i) for all prior Partnership Years;
(ii)Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (iii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (ii) for all prior Partnership Years;
(iii)Third, 100% to the Holders of Senior Preferred Units in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to such Holder pursuant to clause (ii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (iii) for all prior Partnership Years;
(iv)Fourth, 100% of the Adjusted Net Income (or Net Income to the extent there is insufficient Adjusted Net Income) to the Holders of Senior Preferred Units in an amount equal to the sum of (a) in respect of the Series B Preferred Units, an amount equal to the excess of the cumulative Series B Priority Return to the last day of the current Partnership Year or, if earlier, to the date of redemption or conversion, or the payment in full of all amounts due to holders of Series B Preferred Units upon the liquidation, dissolution or winding up of the Partnership, to the extent Series B Preferred Units are redeemed or converted, or the Partnership is dissolved or adopts a plan of liquidation, during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (iv) for all prior Partnership Years; (b) in respect of the Series 1 CPOP Units, an amount equal to the excess of the cumulative Series 1 CPOP Priority Return to the last day of the current Partnership Year or, if earlier, to the date of redemption or conversion, or the payment in full of all amounts due to holders of Series 1 CPOP Units upon the liquidation, dissolution or winding up of the Partnership, to the extent Series 1 CPOP Units are redeemed or converted, or the Partnership is dissolved or adopts a plan of liquidation, during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (iv) for all prior Partnership Years; (c) in respect of the Series C Preferred Units, an amount equal to the excess of the cumulative Series C Priority Return to the last day of the current Partnership Year or, if earlier, to the date of redemption or conversion, or the payment in full of all amounts due to holders of Series C Preferred Units upon the liquidation, dissolution or winding up of the Partnership, to the extent Series C Preferred Units are redeemed or converted, or the Partnership is dissolved or adopts a plan of liquidation, during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (iv) for all prior Partnership Years; (d) in respect of the Series 2 CPOP Units, an amount equal to the excess of the cumulative Series 2 CPOP Priority Return to the last day of the current Partnership Year or, if earlier, to the date of redemption or conversion, or the payment in full of all amounts due to holders of Series 2 CPOP Units upon the liquidation, dissolution or winding up of the Partnership, to the extent Series 2 CPOP Units are redeemed or converted, or the Partnership is dissolved or adopts a plan of liquidation, during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (iv) for all prior Partnership Years and (e) in respect of the Series 3 CPOP Units, an amount equal to the excess of the cumulative Series 3 CPOP Priority Return to the last day of the current Partnership Year or, if earlier, to the date of redemption or conversion, or the payment in full of all amounts due to holders of Series 3 CPOP Units upon the liquidation, dissolution or winding up of the Partnership, to the extent Series 3 CPOP Units are redeemed or converted, or the Partnership is dissolved or adopts a plan of liquidation, during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (iv) for all prior Partnership Years; and
(v)Fifth, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units.
To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.A are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.
B.Net Losses.
(i)First, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units (to the extent consistent with this clause (i)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of all such Holders is zero;
(ii)Second, 100% to the Holders of Senior Preferred Units pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of all such Holders is zero;
(iii)Third, 100% to the Holders (other than the General Partner) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and
(iv)Fourth, 100% to the General Partner.
C.Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2.C or

13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.
D.Special Allocations with Respect to Eligible Units. In the event that Liquidating Gains are allocated under this Section 6.2.D, Net Income allocable under Section 6.2.A and any Net Losses allocable under Section 6.2.B shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.4.A hereof, and notwithstanding the provisions of Sections 6.2.A and 6.2.B above, any Liquidating Gains shall first be allocated to the Holders of Eligible Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of Eligible Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Eligible Units. Any such allocations shall be made among the Holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 6.2.D. The parties agree that the intent of this Section 6.2.D is to make the Capital Account balances of the Holders of LTIP Units and Performance Units with respect to their LTIP Units or Performance Units, as applicable, economically equivalent to the Capital Account balance of the General Partner with respect to its Partnership Common Units (on a per unit basis), but only to the extent that, at the time any Liquidating Gain is to be allocated, the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the LTIP Unit or Performance Unit, as applicable.
Section 6.3Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6 (except as set forth in Section 6.3.D below):
A.Special Allocations Upon Liquidation. In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then: (i) any Liquidating Gains shall first be allocated in accordance with Section 6.2.D; and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Partnership Year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. If there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.
B.Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2.A and 6.2.B, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner (including any allocations of Net Income or items thereof pursuant to Section 6.3.A), the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

C.CODI Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Partnership encumbering the Properties contributed to the Partnership in connection with the General Partner’s initial offering is settled or paid off at a discount, any resulting COD Income of the Partnership shall be specially allocated proportionately (as determined by the General Partner) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Partnership in connection with such initial offering to the extent the number of Partnership Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Partnership pursuant to Code Section 61(a)(12).
D.Notwithstanding Section 6.2.D or 6.3.A(i), the allocations under such sections shall be made only if and to the extent such allocations will not alter the amounts otherwise allocable with respect to the Series B Preferred Units or the Series C Preferred Units, as applicable, under Sections 6.2 and 6.3, as determined by the General Partner.
Section 6.4Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:
A.Regulatory Allocations.
(i)Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4.A(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).
(iv)Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(iv) were not in the Agreement. It is intended that this Section 6.4.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(v)Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder's Partnership Interest (including, the Holder's interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(v) and Section 6.4.A(iv) hereof were not in the Agreement.
(vi)Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.4.A(vi).
(vii)Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the

Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(viii)Curative Allocations. The allocations set forth in Sections 6.4.A(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.
(ix)Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units or Unvested Performance Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).
(x)LTIP Units and Performance Units. For purposes of the allocations set forth in this Section 6.4.A, each issued and outstanding LTIP Unit or Vested Performance Unit will be treated as one outstanding Partnership Common Unit, and each Unvested Performance Unit will be treated as the product of one outstanding Partnership Common Unit times the Performance Unit Sharing Percentage.
B.Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder's proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's respective interest in Partnership profits shall be equal to such Holder's Percentage Interest with respect to Partnership Common Units, except as otherwise determined by the General Partner.
Section 6.5Tax Allocations.
A.In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.
B.Section 704(c) Allocations. Notwithstanding Section 6.5.A hereof, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. With respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial offering, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other Properties, the Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner; provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial offering. Allocations pursuant to this Section 6.5.B are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.
ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1Management.
A.Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:
(1)the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner to prevent the imposition of any federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations to conduct the activities of the Partnership;
(2)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(3)the taking of any and all acts to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;
(4)subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;
(5)the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;
(6)the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;
(7)the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Partnership’s operations or implement the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;
(8)the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;
(9)the selection and dismissal of employees of the Partnership (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the

Partnership and the determination of their compensation and other terms of employment or hiring;
(10)the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner);
(11)the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time);
(12)the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(13)the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);
(14)the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;
(15)the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;
(16)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;
(17)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(18)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19)the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;
(20)the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;
(21)an election to dissolve the Partnership pursuant to Section 13.1.B hereof;
(22)the distribution of cash to acquire Partnership Common Units held by a Limited Partner in connection with a Redemption under Section 15.1 hereof;
(23)an election to acquire Tendered Units in exchange for REIT Shares;
(24)the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and
(25)the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.
B.Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.

C.At all times from and after the date of the Original Partnership Agreement, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.
D.At all times from and after the date of the Original Partnership Agreement, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.
E.The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2.C, 6.2.D, 6.3, 6.4, 6.5 or 16.5; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; the timing and amount of any adjustment to the Adjustment Factor; any adjustment to the number of outstanding LTIP Units pursuant to Section 16.3 or Performance Units pursuant to Section 17.3; the timing, number and redemption or repurchase price of the redemption or repurchase of any Partnership Units pursuant to Section 4.7.B; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.
Section 7.2Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3Restrictions on General Partner’s Authority.
A.The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, without limitation:
(1)take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;
(2)perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or
(3)enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full, (b) a Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, (c) a Limited Partner from exercising its rights under Section 20.6 hereof to effect a Series 1 CPOP Conversion, (d) a Limited Partner from exercising its rights under Section 22.6 hereof to effect a Series 2 CPOP Conversion or (e) a Limited Partner from exercising its rights under Section 23.6 hereof to effect a Series 3 CPOP Conversion, except, in the case of any of clauses (a), (b), (c) or (e), (x) with the Consent of each Limited Partner affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partners.
B.Except as provided in Section 7.3.C hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement.
C.Notwithstanding Section 7.3.B and 14.2 hereof but subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall have the power, without the Consent of the Partners or the consent or approval of any Limited Partner or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(1)to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(2)to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest, the termination of the Partnership in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 16.3 or Performance Units as contemplated by Section 17.3, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;
(3)to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(4)to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4 (including any changes contemplated by Section 5.5 above);
(5)to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;
(6)(a) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements, or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;
(7)to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);
(8)to reflect the issuance of additional Partnership Interests in accordance with Section 4.2;
(9)as contemplated by the last sentence of Section 4.4;
(10)to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D;
(11)to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2B(ii);
(12)to reflect any change to the designation or terms of the Series B Preferred Units as set forth in Article 19 or otherwise in this Agreement;
(13)to reflect the termination of the class of Series 1 CPOP Units if and from the time that all of the Series 1 CPOP Units shall no longer be, or be deemed to be, outstanding for any purpose;
(14)to reflect the termination of the class of Series 2 CPOP Units if and from the time that all of the Series 2 CPOP Units shall no longer be, or be deemed to be, outstanding for any purpose;
(15)to reflect any change to the designation or terms of the Series C Preferred Units as set forth in Article 21 or otherwise in this Agreement; and

(16)to reflect the termination of the class of Series 3 CPOP Units if and from the time that all of the Series 3 CPOP Units shall no longer be, or be deemed to be, outstanding for any purpose.
D.Notwithstanding Sections 7.3.B, 7.3.C (other than as set forth below in this Section 7.3.D) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) adversely modify in any material respect the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3.C (including clause (11) thereof) and Article 6 hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof (except, in any case, as permitted pursuant to clause (11) of Section 7.3.C hereof), (v) alter or modify Section 11.2 hereof (except as permitted pursuant to clause (11) of Section 7.3.C hereof), (vi) subject to Section 7.8.I, remove the powers and restrictions related to REIT Requirements or permitting the General Partner to avoid paying tax under Code Sections 857 or 4981 contained in Sections 7.1 and 7.3, (vii) alter or modify the Series 1 CPOP Cash Amount or conversion rights set forth in Section 20.6 hereof, (viii) alter or modify the Series 2 CPOP Cash Amount or conversion rights set forth in Section 22.6 hereof, (ix) alter or modify the Series 3 CPOP Cash Amount or conversion rights set forth in Section 23.6 hereof, or (x) amend this Section 7.3.D, or, in each case for all provisions referenced in this Section 7.3.D, amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (11) of Section 7.3.C hereof). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.
Section 7.4Reimbursement of the General Partner.
A.The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).
B.Subject to Sections 7.4.D and 15.12 hereof, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the General Partner, or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner, or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the General Partner or its Affiliates, (iv) any expenses (other than the purchase price) incurred by the General Partner in connection with the redemption or other repurchase of its Capital Shares, (v) all costs and expenses of the General Partner in connection with the preparation of reports and other distributions to its stockholders and any regulatory or governmental authorities or agencies and, as applicable, all costs and expenses of the General Partner as a reporting company (including, without limitation, costs of filings with the SEC), (vi) all costs and expenses of the General Partner in connection with its operation as a REIT, and (vii) all costs and expenses of the General Partner in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the Partnership or its assets or activities; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.
C.If the General Partner shall elect to purchase from its stockholders Capital Shares for the purpose of delivering such Capital Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, in lieu of the treatment specified in Section 4.7.B., the purchase price paid by the General Partner for such Capital Shares shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (1) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Units pursuant to Section 15.1 would not be considered a sale for such purposes); and (2) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units determined in accordance with Section 4.7.B, as adjusted, (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).
D.To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.
Section 7.5Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b)  the management of the business and affairs of the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the General Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt. The General Partner and all Disregarded Entities with respect to the General Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner, (ii) Partnership Interests as the General Partner, (iii) a minority interest in any Subsidiary of the Partnership that the General Partner holds to maintain such Subsidiary’s status as a partnership for Federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the General Partner to qualify as a REIT and for the General Partner to carry out its responsibilities contemplated under this Agreement and the Charter. Any Partnership Interests acquired by the General Partner, whether pursuant to the exercise by a Limited Partner of its right to Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.
Section 7.6Transactions with Affiliates.
A.The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.
B.Except as provided in Section 7.5 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.
C.The General Partner and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.
D.The General Partner, in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units or Performance Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the Partnership’s Subsidiaries.
Section 7.7Indemnification.
A.To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.
B.Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.
C.To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
D.The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
E.The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
F.Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

G.In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.
H.An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
I.The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
J.Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
K.It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
Section 7.8Liability of the General Partner.
A.To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the obligation of good faith and fair dealing, and to act with the fiduciary duties of care and loyalty which have been, in accordance with the Act, modified as set forth in this Section 7.8. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of Partnership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act.
B.The Limited Partners agree that (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the General Partner or the stockholders of the General Partner (including, without limitation, with respect to tax consequences to Limited Partners, Assignees or the General Partner’s stockholders), and, in the event of such a conflict, and any action or failure to act on the part of the General Partner that gives priority to the separate interests of the General Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing.
C.Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.
D.Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner shall be directly liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission or by reason of their service as such. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.
E.Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence on the part of the General Partner, or pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to Section 15.1. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to Section 15.1 or any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.
F.In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, and any action or failure to act on the part of the General Partner that does not take into account any such tax consequences that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing. The General Partner and the Partnership shall not have any liability to any Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.
G.Whenever in this Agreement the General Partner is permitted or required to make a decision in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, and any such decision or determination made by the General Partner that does not consider such interests or factors affecting the Partnership of the Partners, or any of them, that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the duty of care and the obligation of good faith and fair dealing under the Act (as modified by the Agreement).
H.The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by any officer, employee or agent of the General Partner, any agent of the Partnership or any such subsidiary, or by any lawyer, certified public accountant, appraiser or other person engaged by the General Partner, the Partnership or any such subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.
I.Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the

General Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any General Partner Affiliate to continue to qualify as a “qualified REIT subsidiary”(within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary”(within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and does not violate the duty of loyalty or any other duty or obligation, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.
J.Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
Section 7.10Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1Limitation of Liability. No Limited Partner shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Limited Partner or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.
Section 8.2Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for fraud, willful misconduct or gross negligence.
Section 8.4Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5Rights of Limited Partners Relating to the Partnership.
A.In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing.
B.The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.
C.Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.
D.Upon written request by any Limited Partner, the General Partner shall cause the ownership of Partnership Units by such Limited Partner to be evidenced by a certificate for units in such form as the General Partner may determine with respect to any class of Partnership Units issued from time to time under this Agreement. Any officer of the General Partner may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Partnership alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the General Partner, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Partnership a bond in such sums as the General Partner may direct as indemnity against any claim that may be made against the Partnership.
Section 8.6Partnership Right to Call Partnership Common Units.
Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Partnership Common Units held by Limited Partners are less than one percent (1%) (treating Series 1 CPOP Units, Series 2 CPOP Units and Series 3 CPOP Units as having converted to Partnership Common Units in accordance with the Series 1 CPOP Conversion Right, Series 2 CPOP Conversion Right or Series 3 CPOP Conversion Right, as applicable), the Partnership shall have the right, but not the obligation, from time to time and at any time to (i) redeem any and all outstanding Partnership Common Units by treating any Holder thereof as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Partnership Common Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 8.6 and (ii) in anticipation of any such redemption, cause any number of Series 1 CPOP Units, Series 2 CPOP Units or Series 3 CPOP Units to be converted to Partnership Common Units by treating any Holder thereof as a Series 1 CPOP Converting Party, Series 2 CPOP Converting Party or Series 3 CPOP Converting Party, as applicable, who has delivered a Series 1 CPOP Notice of Conversion pursuant to Section 20.6 hereof, a Series 2 CPOP Notice of

Conversion pursuant to Section 22.6 hereof or a Series 3 CPOP Notice of Conversion pursuant to Section 23.6 hereof, as applicable, for the amount of Series 1 CPOP Units, Series 2 CPOP Units or Series 3 CPOP Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 8.6. Any notice given by the General Partner to a Holder pursuant to clause (i) or clause (ii) of this Section 8.6 shall be treated as if it were a Notice of Redemption, Series 1 CPOP Notice of Conversion, Series 2 CPOP Notice of Conversion or Series 3 CPOP Notice of Conversion, as applicable, delivered to the General Partner by such Holder. For purposes of this Section 8.6, (a) the General Partner may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Tendering Party, Series 1 CPOP Converting Party, Series 2 CPOP Converting Party or Series 3 CPOP Converting Party, as applicable, and (b) (x) with respect to clause (i) of this Section 8.6, the provisions of Sections 15.1.F(2) and 15.1.F(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis, and (y) with respect to clause (ii) of this Section 8.6, the provisions of Section 20.6.B(4), Section 22.6.B(4) and Section 23.6.B(4) hereof shall not apply, but the remainder of Section 20.6, Section 22.6 or Section 23.6 hereof shall apply, mutatis mutandis.
Section 8.7Rights as Objecting Partner.
No Limited Partner and no Holder of a Partnership Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger of the Partnership.
ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1Records and Accounting.
A.The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
B.The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.
Section 9.2Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3Reports.
A.As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
B.As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.
C.The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.
ARTICLE 10
TAX MATTERS
Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.
Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner; Partnership Representative.
A.
(1)For taxable years of the Partnership beginning before January 1, 2018, the General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder. All references to Code Sections in this Section 10.3.A(1) are to such Code Sections as in effect prior to the repeal or amendment of such Sections by the Bipartisan Budget Act of 2015 (P.L. 114-74) (the “Bipartisan Budget Act”).
(2)For each taxable year of the Partnership beginning on or after January 1, 2018, the General Partner shall designate itself or another Person to be the partnership representative of the Partnership (the “Partnership Representative”) within the meaning of Section 6223 of the Code in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. If the Person designated by the General Partner to serve as the Partnership Representative is not an individual, the General Partner shall also appoint an individual (the “Designated Individual”) through whom the Partnership Representative acts in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. The General Partner shall also designate a new Partnership Representative if the Partnership Representative resigns or is deemed ineligible or appoint a new Designated Individual if the Designated Individual resigns or is deemed ineligible. The General Partner is authorized to revoke and replace from time to time the Partnership Representative or the Designated Individual in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. The General Partner shall make all designations and appointments under similar or analogous state, local or non-U.S. laws. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code and Regulations for the Partnership Representative. The taking of any action and the incurring of any expense by the Partnership Representative in connection with any applicable proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative, and the provisions relating to indemnification of the Indemnitees set forth in Section 7.7 hereof shall be fully applicable to the Partnership Representative and the Designated Individual, if any, acting as such.
B.For taxable years of the Partnership beginning before January 1, 2018, the tax matters partner is authorized, but not required:
(1)to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));
(2)in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “Final Adjustment”) is mailed to the tax matters partner, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(3)to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(4)to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(5)to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(6)to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such. All references to Code Sections in this Section 10.3.B. are to such Code Sections as in effect prior to the repeal or amendment of such Sections by the Bipartisan Budget Act.
C.Each Partner agrees that such Partner shall not treat any Partnership-related item inconsistently on such Partner’s federal, state, local or non-U.S. tax return with the treatment of the item on the Partnership’s return. Any deficiency for taxes imposed on any Partner with respect to such Partner’s interest in the Partnership (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Section 6226 of the Code) will be paid by such Partner. If the Partnership is required to pay (and actually pays) an imputed underpayment (including penalties, additions to tax or interest imposed with respect to such taxes, pursuant to Section 6225 of the Code) with respect to a reviewed year, or bears the economic burden of imputed underpayments made by entities in which it is a partner, such amounts paid will be recoverable from the reviewed-year Partners. To the extent that the Partnership or the Partnership Representative, as applicable, does not make an election under Sections 6221(b) (if available) or 6226 of the Code, the Partnership shall use commercially reasonable efforts to (i) make any modifications available under Section 6225(c) of the Code, and (ii) if requested by a Partner, provide to such Partner information allowing such Partner to file an amended federal income tax return, as described in Section 6225(c)(2) of the Code, to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by Partnership. Each Limited Partner shall, including any time after such Limited Partner withdraws from or otherwise ceases to be a Limited Partner, take all actions requested by the General Partner, including timely provision of requested information and consents in connection with implementing any elections or decisions made by the Partnership or the Partnership Representative (or Person acting in a similar capacity under similar or analogous state, local or non-U.S. laws) related to any tax audit or examination of the Partnership (including to implement any modifications to any imputed underpayment or similar amount under Section 6225(c) of the Code, any elections under Sections 6221 or 6226 of the Code and any administrative adjustment request under Section 6227 of the Code).
D.Notwithstanding anything to the contrary in this Agreement, any information, representations, certificates, forms, or documentation provided pursuant to this Section 10.3 may be disclosed to any applicable taxing authority. Each Partner agrees to be bound by the provisions of this Section 10.3 at all times, including any time after such Partner ceases to be a Partner solely with respect to matters directly related to such Partner’s interest in the Partnership, and the provisions of Section 6.8 shall survive the winding up, liquidation and dissolution of the Partnership. For the avoidance of doubt, all references to Code Sections in Sections 10.3.C and 10.3.D are to such Code Sections as amended by the Bipartisan Budget Act (and any applicable subsequent amendments thereto).
Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5 Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.
ARTICLE 11
PARTNER TRANSFERS AND WITHDRAWALS
Section 11.1 Transfer.
A.No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
B.No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.
C.No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1.C, “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).
Section 11.2 Transfer of General Partner’s Partnership Interest.
A.Except as provided in Section 11.2.B or Section 11.2.C, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or Section 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.
B.Certain Transactions of the General Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General

Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interest in connection with (a) a merger, consolidation or other combination of its or the Partnership’s assets with another entity, (b) a sale of all or substantially all of its or the Partnership’s assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change of any outstanding shares of the General Partner’s stock or other outstanding equity interests (each, a “Termination Transaction”) if:
(1)in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or
(2)all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) Limited Partners that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect with respect to the Partnership Common Units immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (other than the Series 1 CPOP Limited Partners or holders of other Preferred Units); and (z) the rights of such Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

C.Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.
D.Except in connection with Transfers permitted in this Article 11 and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.
Section 11.3 Limited Partners’ Rights to Transfer.
A.General. Prior to the end of the Initial Holding Period and except as provided in Section 11.1.C hereof, no Limited Partner shall Transfer all or any portion of its applicable Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that any Limited Partner may, at any time, without the consent or approval of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such Initial Holding Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its applicable Partnership Interest to any Person, without the Consent of the General Partner but subject to the provisions of Section 11.4 hereof and to satisfaction of each of the following conditions:
(1)General Partner Right of First Refusal. The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note from the General Partner payable to the transferor Limited Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.
(2)Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.
(3)Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.
(4)Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, without, in each case, the Consent of the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.
(5)Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(4) hereof shall not apply in the case of a Permitted Transfer.
It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the Initial Holding Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of stock of the General Partner contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.
B.Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
C.Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for Federal income tax purposes. In furtherance of the foregoing, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any conversion of LTIP Units or Performance Units into Partnership Common Units, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation; (ii) result in a termination of the Partnership under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (v) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.
Section 11.4 Admission of Substituted Limited Partners.

A.No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the General Partner may require in its sole discretion to effect such Assignee’s admission as a Substituted Limited Partner.
B.Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
C.A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
Section 11.5 Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1, Section 20.6, Section 22.6 and Section 23.6 hereof), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.
Section 11.6 General Provisions.
A.No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) the acquisition by the General Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1.B hereof.
B.Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 15.1.B hereof, shall cease to be a Limited Partner.

C.If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
D.In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any conversion of LTIP Units or Performance Units into Partnership Common Units, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer could (1) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (2) cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (3) cause the Partnership to fail to qualify for at least one of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.
E.Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.
ARTICLE 12
ADMISSION OF PARTNERS
Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor general partner in accordance with Section 13.1.A hereof.
Section 12.2 Admission of Additional Limited Partners.
A.After the admission to the Partnership of the Original Limited Partners, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement or is issued LTIP Units or Performance Units in exchange for no consideration in accordance with Section 4.2.B hereof shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the

General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as the General Partner may require in its sole and absolute discretion in order to effect such Person's admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.
B.Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.
C.If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
D.Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Partnership.
Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.
Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.
ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
A.an event of withdrawal, as defined in Section 10-402(2) – (9) of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;
B.an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Partners;
C.entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or
D.the Redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.
Section 13.2 Winding Up.
A.Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1)First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);
(2)Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;
(3)Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and
(4)Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.
B.Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
C.If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
D.In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1)distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or
(2)withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.
E.The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the General Partner of the Partnership.
Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.
Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.
Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the SDAT, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Maryland shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(2)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner.
ARTICLE 14
PROCEDURES FOR ACTIONS AND CONSENTS
OF PARTNERS; AMENDMENTS; MEETINGS
Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Sections 7.3, 20.7, 22.7 and 23.7 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.
Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners and, except as set forth in Section 7.3.B and Section 7.3.C and subject to Section 7.3.D, Section 16.10 and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.
Section 14.3 Actions and Consents of the Partners.
A.Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B hereof.
B.Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.
C.Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.
D.The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.
E.Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.
ARTICLE 15
GENERAL PROVISIONS
Section 15.1 Redemption Rights of Qualifying Parties.
A.After the applicable Initial Holding Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the applicable Partnership Common Units held by such Tendering Party (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the General Partner first receives an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that the General Partner declines to acquire some or all of the Tendered Units under Section 15.1.B hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date.
B.Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for REIT Shares. If the General Partner elects to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the General Partner shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to acquire any of the Tendered Units for REIT Shares, the General Partner shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) the General Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the General Partner pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and such Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise all rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.
C.Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Charter and shall have no rights to require the Partnership to redeem Partnership Common Units if the acquisition of such Partnership Common Units by the General Partner pursuant to Section 15.1.B hereof would cause any Person to violate the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 15.1.B hereof or cash otherwise payable under Section 15.1.A hereof.
D.If the General Partner does not elect to acquire the Tendered Units pursuant to Section 15.1.B hereof:

(1)The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute to the Partnership funds from the proceeds of a registered public offering by the General Partner of REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. The General Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional General Partner Interest. Any such contribution shall entitle the General Partner to an equitable Percentage Interest adjustment.
(2)If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).
E.Notwithstanding the provisions of Section 15.1.B hereof, the General Partner shall not, under any circumstances, elect to acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.
F.Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:
(1)All Partnership Common Units acquired by the General Partner pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units.
(2)Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.
(3)If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4)The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.
(5)The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 15.1.A hereof or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.
G.In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:
(1)A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;
(2)A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date;
(3)An undertaking to certify, at and as a condition of the closing of (i) the Redemption or (ii) the acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of its knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or the acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor, to the best of its knowledge, any other Person shall own REIT Shares in violation of the Ownership Limit; and
(4)In connection with any Special Redemption, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the

Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.
H.LTIP Unit and Performance Unit Exception and Redemption of Partnership Common Units Issued Upon Conversion of LTIP Units. Holders of LTIP Units and Performance Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units or Performance Units, as applicable, have been converted into Partnership Common Units (or any other class or series of Partnership Common Units entitled to such right of Redemption) in accordance with their terms.
Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in the Register or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.
Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.
Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.7 Waiver.
A.No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
B.The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.
Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.
A.This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.
B.Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Maryland (collectively, the “Maryland Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Maryland Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited

Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.
Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:
(i)an amount equal to the excess, if any, of (a) four percent (4%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code); or
(ii)an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code);
provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.
Section 15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.
ARTICLE 16
LTIP UNITS
Section 16.1 Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.
Section 16.2 Vesting.
A.Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable LTIP Unit Agreement. The terms of any LTIP Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plan or any other applicable Equity Plan. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”
B.Forfeiture. Upon the forfeiture of any LTIP Units in accordance with the applicable LTIP Unit Agreement (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.4.A(ix)), the Plan (or other applicable Equity Plan) and the applicable LTIP Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.D, calculated with respect to such Holder’s remaining LTIP Units, if any.
Section 16.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.D hereof, (b) differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 and Section 16.4.B hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2.D or (c) any related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement, any LTIP Unit Agreement and/or any update to the Register adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units or (iv) any other non-recurring event or transaction that would, as determined by the General Partner in its sole discretion, have the similar effect of unjustly diluting or expanding the rights conferred by outstanding LTIP Units or Performance Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the

Partnership shall mail a notice to each Holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.
Section 16.4 Distributions.

A.Operating Distributions. Except as otherwise provided in this Agreement, any LTIP Unit Agreement or by the General Partner with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate).
B.Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the LTIP Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.
C.Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distributions shall be the Partnership Record Date.
Section 16.5 Allocations. Holders of LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.A and 6.2.B and in addition to any special allocations required by Section 6.2.D. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 16.5, or to adjust the allocations made under this Section 16.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.D), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.
Section 16.6 Transfers. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plan (or any other applicable Equity Plan) and except as expressly provided in this Agreement with respect to LTIP Units, a Holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.
Section 16.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Partnership Common Units as provided in Section 16.9 below.
Section 16.8 Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and the Plan (or any other applicable Equity Plan), apply to the LTIP Unit.
Section 16.9 Conversion to Partnership Common Units.
A.A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 16.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party to the extent not subject to the limitation on conversion under Section 16.9.B below. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause his or her Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 16.9.B below), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.
B.A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than 3 nor more than 10 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section

16.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Partnership Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.
C.The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 16.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit D to the applicable Holder of LTIP Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.
D.A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 16.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.
E.For purposes of making future allocations under Section 6.2.D and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her

LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.
F.If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of LTIP Units.
Section 16.10 Voting. LTIP Limited Partners shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Units and Performance Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units.
Section 16.11 Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.
ARTICLE 17
PERFORMANCE UNITS
Section 17.1 Designation. A class of Partnership Units in the Partnership designated as the “Performance Units” is hereby established. The number of Performance Units that may be issued is not limited by this Agreement.
Section 17.2 Vesting.
A.Vesting, Generally. Performance Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable Performance Unit Agreement. The terms of any Performance Unit Agreement may be modified by the General

Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Performance Unit Agreement or by the Plan or any other applicable Equity Plan. Performance Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of a Performance Unit Agreement are referred to as “Vested Performance Units”; all other Performance Units are referred to as “Unvested Performance Units.”
B.Forfeiture. Upon the forfeiture of any Performance Units in accordance with the applicable Performance Unit Agreement (including any forfeiture effected through repurchase), the Performance Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Performance Unit Agreement, no consideration or other payment shall be due with respect to any Performance Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.4.A(ix)), the Plan (or other applicable Equity Plan) and the applicable Performance Unit Agreement, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the Holder of Performance Units that is attributable to all of his or her Performance Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.D, calculated with respect to such Holder’s remaining Performance Units, if any.
Section 17.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between Performance Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.D hereof, (b) differences between distributions to be made with respect to Performance Units and Partnership Common Units pursuant to Section 17.4A, and pursuant to Section 13.2 and Section 17.4.B hereof in the event that the Capital Accounts attributable to the Performance Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2.D or (c) any related provisions. If an Adjustment Event (as defined in Section 16.3, taking into account events that are not considered Adjustment Events thereunder) occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement, any Performance Unit Agreement and/or any update to the Register adjusting the number of outstanding Performance Units or subdividing or combining outstanding Performance Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and Performance Units. If more than one Adjustment Event occurs, any adjustment to the Performance Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described in Section 16.3 as Adjustment Events and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding Performance Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Holder of Performance Units setting forth the adjustment to his or her Performance Units and the effective date of such adjustment.
Section 17.4 Distributions.
A.Operating Distributions. Except as otherwise provided in this Agreement, any Performance Unit Agreement or by the General Partner with respect to any particular class or series of Performance Units, Holders of Performance Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per Performance Unit equal to (i) in the case of Unvested Performance Units, the product of the distribution made to holders of Partnership Common Units per Partnership Common Unit multiplied by the Performance Unit Sharing Percentage, and (ii) in the case of a Vested Performance Units, the distribution made to holders of Partnership Common Units per Partnership Common Unit, in each case, if applicable, assuming such Performance Units were held for the entire period to which such distributions relate.
B.Liquidating Distributions. Holders of Performance Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per Performance Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the Performance Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such Performance Units to the extent attributable to the ownership of such Performance Units.
C.Distributions Generally. Distributions on the Performance Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Performance Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the Performance Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units, and the record date for determining which Holders of Performance Units are entitled to receive distributions shall be the Partnership Record Date.
Section 17.5 Allocations.
A.Holders of Vested Performance Units shall be allocated Net Income and Net Loss in amounts per Performance Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.A and 6.2.B and in addition to any special allocations required by Section 6.2.D.
B.The holder of such Unvested Performance Units shall be allocated Net Income and Net Loss in amounts per Unvested Performance Unit equal to the amounts allocated per Vested Performance Unit; provided, however, that for purposes of allocations of Net Income and Net Loss pursuant to Sections 6.2.A and 6.2.B, each Unvested Performance Unit shall be treated as a fraction of one outstanding Partnership Common Unit equal to one Partnership Common Unit multiplied by the Performance Unit Sharing Percentage.
C.The General Partner is authorized in its discretion to delay or accelerate the participation of the Performance Units in allocations of Net Income and Net Loss under this Section 17.5, or to adjust the allocations made under this Section 17.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each Performance Unit in the taxable year in which that Performance Unit’s Performance Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.D), to (ii) the total amount distributed to that Performance Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.
Section 17.6 Transfers. Subject to the terms and limitations contained in an applicable Performance Unit Agreement and the Plan (or any other applicable Equity Plan) and except as expressly provided in this Agreement with respect to Performance Units, a Holder of Performance Units shall be entitled to transfer his or her Performance Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.
Section 17.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Performance Units unless and until they are converted to Partnership Common Units as provided in Section 17.9 below.
Section 17.8 Legend. Any certificate evidencing a Performance Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any Performance Unit Agreement and the Plan (or any other applicable Equity Plan), apply to the Performance Unit.
Section 17.9 Conversion to Partnership Common Units.
A.A Qualifying Party holding Performance Units shall have the Conversion Right, at his or her option, at any time to convert all or a portion of his or her Vested Performance Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 17.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested Performance Units or, if such Qualifying Party holds less than one thousand (1,000) Vested Performance Units, all of the Vested Performance Units held by such Qualifying Party, to the extent not subject to the limitation on conversion under Section 17.9.B below. Qualifying Parties shall not have the right to convert Unvested Performance Units into Partnership Common Units until they become Vested Performance Units; provided, however, that in anticipation of any event that will cause his or her Unvested Performance Units to become Vested Performance Units (and subject to the timing requirements set forth in Section 17.9.B below), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any Performance Units into

Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 17.9.
B.A Qualifying Party may convert his or her Vested Performance Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 17.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested Performance Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a Conversion Notice in the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than 3 nor more than 10 days prior to the Conversion Date specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined in Section 16.9) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested Performance Units covenants and agrees with the Partnership that all Vested Performance Units to be converted pursuant to this Section 17.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Partnership Common Units into which the Vested Performance Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested Performance Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested Performance Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.
C.The Partnership, at any time at the election of the General Partner, may cause any number of Vested Performance Units to be subject to a Forced Conversion into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 17.3; provided, however, that the Partnership may not cause a Forced Conversion of any Performance Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 17.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a Forced Conversion Notice in the form attached hereto as Exhibit D to the applicable Holder of Performance Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D.A conversion of Vested Performance Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of Performance Units, other than the surrender of any certificate or certificates evidencing such Vested Performance Units, as of which time such Holder of Performance Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such Performance Units were converted. After the conversion of Performance Units as aforesaid, the Partnership shall deliver to such Holder of Performance Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining Performance Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 17.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.
E.For purposes of making future allocations under Section 6.2.D and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of Performance Units that is treated as attributable to his or her Performance Units shall be reduced, as of the date of conversion, by the product of the number of Performance Units converted and the Common Unit Economic Balance.
F.If the Partnership or the General Partner shall be a party to any Transaction, then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of Performance Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of Performance Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her Performance Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Constituent Person, or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of Performance Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of Performance Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Performance Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a Holder of Performance Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each Performance Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Performance Unit Agreement and the relevant terms of the Performance Agreement, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 17.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of Performance Units whose Performance Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their Performance Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of Performance Units.
Section 17.10 Voting. Performance Limited Partners shall have the same voting rights as Limited Partners holding Partnership Common Units, with the Performance Units and LTIP Units voting together as a single class with the Partnership Common Units and having one vote per Performance Unit and Holders of Performance Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding Performance Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units.
ARTICLE 18
[RESERVED]
ARTICLE 19
SERIES B PREFERRED UNITS
Section 19.1 Designation and Number. A series of Partnership Units in the Partnership designated as the “5.875% Series B Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”) is hereby established. The number of Series B Preferred Units shall be 3,000,000.
Section 19.2 Distributions.
A.Payment of Distributions. Subject to the preferential rights of Holders of any class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, ranking senior to the Series B Preferred Units with respect to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series B Preferred Units, shall be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative cash distributions in an amount equal to the aggregate Series B Priority Return attributable to such Series B Preferred Units in accordance with this Article 19. Such distributions shall accrue and be cumulative from and including the first date on which any Series B Preferred Units are issued or, if later, the most recent Series B Preferred Unit Distribution Payment Date (as defined below) to which distributions have been paid in full (or declared and the corresponding Series B Distribution Record Date has passed), and shall be payable (i) quarterly in arrears, on the last calendar day of March, June, September and December, of each year commencing on or about March 30, 2018, and, (ii), in the event of a redemption of Series B Preferred Units, on the redemption date (each a “Series B Preferred Unit Distribution Payment Date”); provided, however, if any Series B Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series B Preferred Unit Distribution Payment Date may be paid, at the General Partner’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series B Preferred Unit Distribution Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series B Preferred Unit Distribution Payment Date to such next succeeding Business Day.
B.Distributions Cumulative. Notwithstanding anything contained herein to the contrary, distributions on the Series B Preferred Units shall accrue whether or not the terms and provisions set forth in Section 19.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.
C.Priority as to Distributions.
(1)Except as provided in Sections 19.2.C(2) and 19.2.E below, no distributions shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any Series B Parity Preferred Unit or Series B Junior Unit as to distributions for any period, nor shall any Series B Junior Units or Series B Parity Preferred Units be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such units, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership, unless full cumulative distributions on the Series B Preferred Units for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.
(2)Except as provided in Sections 19.2.E below, when distributions are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other Series B Parity Preferred Units as to distributions, all distributions declared upon the Series B Preferred Units and such other classes or series of Series B Parity Preferred Units as to the payment of distributions (which, for the avoidance of doubt, shall not include the redemption or repurchase of units of any such class or series) shall be declared pro rata so that the amount of distributions declared per Series B Preferred Unit and each Series B Parity Preferred Unit of such other class or series shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and per Series B Parity Preferred Unit of such other class or series (which shall not include any accrual in respect of unpaid distributions on such other class or series of Series B Parity Preferred Units for prior Distribution Periods if such other class or series of Series B Parity Preferred Unit does not have a cumulative distribution) bear to each other.

No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units which may be in arrears.
D.No Further Rights. The General Partner, in its capacity as holder of the Series B Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions on the Series B Preferred Units as provided herein. Any distribution payment made on the Series B Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series B Preferred Units which remains payable. Accrued but unpaid distributions on the Series B Preferred Units will accrue as of the Series B Preferred Unit Distribution Payment Date on which they first become payable.
E.Notwithstanding the provisions of this Section 19.2.C and regardless of whether distributions are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series B Preferred Units or Series B Parity Preferred Units, as to distributions, for any or all Distribution Periods, the Partnership shall not be prohibited or limited from (i) paying distributions on any Partnership Units in Series B Junior Units, (ii) converting or exchanging any Partnership Units for Series B Junior Units, (iii) redeeming any Partnership Units in connection with the acquisition of REIT Shares or Capital Shares pursuant to the provisions of Article VI of the Charter, Sections 5 and 9 of the Series B Articles Supplementary or Sections 5 and 9 of the Series C Articles Supplementary, or any comparable provision of the Charter relating to any Capital Shares hereinafter classified and designated, or otherwise in order to ensure that the General Partner remains qualified as a REIT, (iv) purchasing or exchanging Series B Preferred Units or Series B Parity Preferred Units in connection with the acquisition by the General Partner of any REIT Series B Preferred Shares or Capital Shares ranking on parity with the Series B Preferred Shares as to dividends or the distribution of assets upon the General Partner’s liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding REIT Series B Preferred Shares, provided that such redemption or exchange shall comply with the requirements of Section 4.7.B or (v) redeeming Series B Preferred Units pursuant to Section 19.4 below.
Section 19.3 Liquidation Proceeds.
A.Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series B Preferred Units shall be made in accordance with Article 13.
B.Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.5.
C.No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series B Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

D.Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
Section 19.4 Redemption. If the General Partner elects to redeem any of the REIT Series B Preferred Shares in accordance with the terms of the Series B Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series B Preferred Shares, redeem the number of Series B Preferred Units equal to the number of REIT Series B Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of the Series B Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series B Preferred Units being redeemed, and (ii) an amount equal to the sum of $25 plus all accrued and unpaid distributions per Series B Preferred Unit up to but not including the date fixed for redemption, all in accordance with Section 4.7.B.
Section 19.5 Ranking. The Series B Preferred Units shall, with respect to distribution rights or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Partnership Common Units, the LTIP Units, the Performance Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series B Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership; (ii) on a parity with all Series B Parity Preferred Units; and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series B Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.
Section 19.6 Voting Rights. The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series B Preferred Units.
Section 19.7 Transfer Restrictions. The Series B Preferred Units shall not be transferable except in accordance with Section 11.2.
Section 19.8 Conversion. In the event of a conversion of REIT Series B Preferred Shares into REIT Shares at the option of the holders of REIT Series B Preferred Shares pursuant to the terms of the Series B Articles Supplementary, then, upon conversion of such REIT Series B Preferred Shares, an equal whole number of Series B Preferred Units shall be converted into Partnership Common Units in accordance with Section 4.7.A. In the event of a conversion of REIT Series B Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series B Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner; and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series B Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.
Section 19.9 No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.
ARTICLE 20
SERIES 1 CPOP UNITS

Section 20.1 Designation and Number. A series of Partnership Units in the Partnership designated as the “4.43937% Cumulative Redeemable Convertible Preferred Units” (the “Series 1 CPOP Units”) is hereby established. The number of Series 1 CPOP Units shall be 593,960.
Section 20.2 Ranking. Notwithstanding any provision of this Agreement (except Section 13.2.A(4)), including any amendments made thereto after the date hereof, and unless the Consent of the Series 1 CPOP Limited Partners is obtained, the Series 1 CPOP Units shall, with respect to rights to the payment of distributions in accordance with Section 20.3 and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the General Partner, rank (i) senior to the Partnership Common Units, the LTIP Units, the Performance Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series 1 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Series 1 CPOP Junior Units”), (ii) on a parity with the Series B Preferred Units, the Series C Preferred Units, the Series 2 CPOP Units, the Series 3 CPOP Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank on parity with the Series 1 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Series 1 CPOP Parity Units”), and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series 1 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership; provided, however, that to the extent there is any conflict between this Section 20.2 and Section 13.2.A(4), Section 13.2.A(4) shall govern.
Section 20.3 Distributions.
A.Payment of Distributions. Subject to the preferential rights of Holders of any class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, ranking senior to the Series 1 CPOP Units, in accordance with Section 5.1, Holders of Series 1 CPOP Units shall be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series 1 CPOP Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance of such Series 1 CPOP Units or, if later, the most recent Series 1 CPOP Unit Distribution Payment Date (as defined below) to which distributions have been paid in full (or declared and the corresponding Series 1 CPOP Distribution Record Date has passed), and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December of each year, commencing on the first of such dates to occur after the original date of issuance, and, (ii) in the event of a redemption or conversion of Series 1 CPOP Units, and solely with respect to the redeemed or converted Series 1 CPOP Units, as applicable, on the redemption or conversion date (each, a “Series 1 CPOP Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series 1 CPOP Units is not a Business Day, then payment of the distribution to be made on such date may be paid, at the General Partner’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and, in any case, no interest or additional dividends or other sums shall accrue on the amount so payable from such Series 1 CPOP Unit Distribution Payment Date to such next Business Day).

B.Distributions Cumulative. Distributions on the Series 1 CPOP Units that are due but unpaid will accumulate and compound quarterly, on the applicable Series 1 CPOP Unit Distribution Payment Date after each calendar quarter, at the rate of 4.43937% per annum, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized.
C.Priority as to Distributions. If and so long as the Partnership is in arrears with regard to the payment of any distributions for any past quarterly period upon any outstanding Series 1 CPOP Units or the Partnership has failed to pay when due the Series 1 CPOP Cash Amount, (A) no distributions shall be declared and paid or declared and set apart for payment, nor shall any other distribution be declared or made, upon any Series 1 CPOP Parity Unit or Series 1 CPOP Junior Units unless distributions sufficient to make up such arrearage shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment, and (B) no Series 1 CPOP Parity Units or Series 1 CPOP Junior Units shall be redeemed, purchased or otherwise acquired for any consideration (nor any funds be paid to or made available for a sinking fund for the redemption of any such Series 1 CPOP Junior Units) and no other distribution of cash or other property may be made directly or indirectly by the Partnership or the General Partner or any of its Affiliates (except, in each case, for (x) the redemption of Partnership Common Units or Partnership Equivalent Units from the General Partner pursuant to Section 4.7.B, (y) any acquisition by the General Partner of Tendered Common Units in exchange for REIT Shares in accordance with Section 15.1 or (z) conversion into or exchange for Series 1 CPOP Junior Units or REIT Shares with no cash distributed in connection therewith), unless full cumulative distributions on the Series 1 CPOP Units for all past quarterly periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.
Section 20.4 Liquidation Preference.
A.Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made whether in cash or in kind to any current or future Series 1 CPOP Junior Unit Holder in respect of its Series 1 CPOP Junior Units and notwithstanding anything in this Agreement to the contrary (except Section 13.2.A(4)), the Holders of Series 1 CPOP Units shall be entitled to receive and be paid in cash out of the assets of the Partnership legally available for distribution to the Partners pursuant to this Agreement an amount equal to the Series 1 CPOP Preference of the outstanding Series 1 CPOP Units plus any accrued and unpaid Series 1 CPOP Priority Return.
B.In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the legally available assets of the Partnership are insufficient to pay the full amount of the Series 1 CPOP Preference on all outstanding Series 1 CPOP Units plus any accrued and unpaid Series 1 CPOP Priority Return and the full amount of the liquidation preference and any accrued and unpaid priority return on any Series 1 CPOP Parity Units, then such assets shall be allocated among the Series 1 CPOP Limited Partners and the Holders of such Series 1 CPOP Parity Units pro rata in proportion to the amount of their respective liquidation preference and unpaid priority return.

C.After the payment to the Holders of Series 1 CPOP Units of full preferential amounts provided for in this Section 20.4, the Holders of Series 1 CPOP Units as such shall have no right or claim to any of the remaining assets of the Partnership.
D.Notwithstanding anything to the contrary in this Section 20.4, to the extent there is any conflict between the provisions of this Section 20.4 and Section 13.2.A(4), Section 13.2.A(4) shall govern.
Section 20.5 Redemption of Series 1 CPOP Units.
A.No Redemption at Series 1 CPOP Limited Partners’ Option Prior to Conversion. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Series 1 CPOP Units unless and until they are converted to Partnership Common Units as provided in Section 20.6 below.
B.Redemption Generally. Each Series 1 CPOP Limited Partner or other Holder of Series 1 CPOP Units covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership free and clear of all liens and, notwithstanding anything herein contained to the contrary, the Partnership shall not be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Series 1 CPOP Limited Partner and other Holder of Series 1 CPOP Units further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership, such Series 1 CPOP Limited Partner or Holder shall assume and pay such transfer tax.
Section 20.6 Conversion.
A.Series 1 CPOP Conversion Right.
(1)Each Qualifying Party shall have the right from time to time to convert all or any portion of its Series 1 CPOP Units to Partnership Common Units (a “Series 1 CPOP Conversion”), subject to the terms and provisions of this Section 20.6 (the “Series 1 CPOP Conversion Right”). Upon a Qualifying Party’s election to exercise the Series 1 CPOP Conversion Right, the Series 1 CPOP Units for which the Series 1 CPOP Conversion Right is exercised shall be converted into a number of Partnership Common Units equal to the Series 1 CPOP Conversion Amount. Notwithstanding anything to the contrary in this Agreement, the General Partner may, at its option, elect to pay on the applicable Series 1 CPOP Conversion Date all or any portion of any distributions accrued on the Series 1 CPOP Units tendered for conversion through the Series 1 CPOP Conversion Date, in which event the Series 1 CPOP Cash Amount used in determining the Series 1 CPOP Conversion Amount shall not include the amount of such distributions.
(2)No fractional Partnership Common Units shall be issued upon the conversion of any Series 1 CPOP Units. If the conversion of any Series 1 CPOP Units otherwise would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in an amount equal to (a) such fractional interest multiplied by (b) the product of (x) the Value of a REIT Share and (y) the Adjustment Factor.

(3)The Series 1 CPOP Converting Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Series 1 CPOP Units subject to any Series 1 CPOP Conversion, and be treated as a Series 1 CPOP Limited Partner or an Assignee, as applicable, with respect to such Series 1 CPOP Units for all purposes of this Agreement, until such Series 1 CPOP Units have been converted into Partnership Common Units on the applicable Series 1 CPOP Conversion Date. Until such conversion on such Series 1 CPOP Conversion Date, the Series 1 CPOP Converting Party shall have no rights as a Limited Partner with respect to the Partnership Common Units issuable in connection with such conversion.
B.Series 1 CPOP Conversion Right Procedures.
(1)Any Series 1 CPOP Conversion shall be exercised pursuant to a Series 1 CPOP Notice of Conversion delivered to the General Partner by the applicable Qualifying Party (the “Series 1 CPOP Converting Party”).
(2)As promptly as practicable after the receipt of the Series 1 CPOP Notice of Conversion, the General Partner shall issue and shall deliver or cause to be issued and delivered to such Holder (A) a number of Partnership Common Units equal to the Series 1 CPOP Conversion Amount, such Partnership Common Units to be duly authorized and validly issued in accordance with this Agreement and free of any pledge, lien, encumbrance or restriction, other than as set forth in this Agreement or under the Securities Act and relevant state securities or “blue sky” laws, (B) payment of accrued distributions through the Series 1 CPOP Conversion Date if the General Partner elects to pay such distributions pursuant to Section 20.6.A(1) and (C) cash for any fractional Partnership Common Unit in accordance with Section 20.6.A(2).
(3)Each Series 1 CPOP Conversion shall be deemed to have been made at the close of business on the date that the General Partner receives the Series 1 CPOP Notice of Conversion or, if such date is not a Business Day, the close of business on the next Business Day (the “Series 1 CPOP Conversion Date”), so that the rights of the Holder thereof as to the Series 1 CPOP Units being converted shall cease except for the right to receive the Partnership Common Units and, if applicable, the other items set forth in Section 20.6.B(2), and the Qualifying Party entitled to receive Partnership Common Units shall be treated for all purposes as having become the Holder of those Partnership Common Units at that time. If such Holder was a Series 1 CPOP Limited Partner prior to such Series 1 CPOP Conversion, then such Series 1 CPOP Limited Partner shall thereafter be a Limited Partner in respect of such Partnership Common Units. If such Holder was an Assignee prior to such Series 1 CPOP Conversion, then such Assignee shall thereafter be an Assignee in respect of such Partnership Common Units.
(4)No Series 1 CPOP Converting Party may effect a Series 1 CPOP Conversion for less than one thousand (1,000) Series 1 CPOP Units or, if such Series 1 CPOP Converting Party holds (as a Series 1 CPOP Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Series 1 CPOP Units, all of the Series 1 CPOP Units held by such Series 1 CPOP Converting Party, unless, in each case, otherwise agreed to by the General Partner in its sole and absolute discretion.

C.Series 1 CPOP Partnership Conversion Right.
(1)At any time after April 10, 2024 or in connection with or after any Termination Transaction, the Partnership shall have the right, from time to time, to convert all or any portion of the Series 1 CPOP Units to Partnership Common Units (the “Series 1 CPOP Partnership Conversion Right”) by treating any Holder thereof as a Series 1 CPOP Converting Party who has delivered a Series 1 CPOP Notice of Conversion pursuant to Section 20.6.A hereof for the amount of Series 1 CPOP Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 20.6.C.
(2)For purposes of this Section 20.6.C, (a) the General Partner may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Series 1 CPOP Converting Party, and (b) the provisions of Section 20.6.B(4) hereof shall not apply, but the remainder of Section Section 20.6.B hereof shall apply, mutatis mutandis.
Section 20.7 Voting Rights.
A.General. Except as required by any non-waivable provision of the law of the State of Maryland or as expressly set forth Sections 7.3.B, 7.3.D, 13.1.A, 14.2, 15.7.B and this Section 20.7, the Series 1 CPOP Limited Partners shall have no voting rights whatsoever on any matter relating to the Partnership, whether under the Act, at law, in equity or otherwise, and the Consent of the Series 1 CPOP Limited Partners shall not be required for the taking of any action by the Partnership or the General Partner, regardless of the effect that such action may have upon the rights, preferences or privileges of the Series 1 CPOP Units.
B.Additional Consent Rights. So long as any Series 1 CPOP Units remain outstanding, the Consent of the Series 1 CPOP Limited Partners will be required to amend, alter or repeal the provisions of this Article 20, so as to materially and adversely affect any right, preference or privilege of the Series 1 CPOP Units; provided, however, that, nothing in this Section 20.7.B shall require the Consent of the Series 1 CPOP Limited Partners in connection with the exercise of the Partnership Series 1 CPOP Partnership Conversion Right described in Section 20.6.C or otherwise in connection with any Termination Transaction.
Section 20.8 Amendments. Notwithstanding anything to the contrary in this Agreement, all or any portion of this Article 20 may be amended by the General Partner or, to the extent required by Section 20.7.B, with the Consent of the Series 1 CPOP Limited Partners, in either case, without the consent or approval of any other Partners.
Section 20.9 Exclusion of Other Rights. The Series 1 CPOP Limited Partners shall have no preferences, conversion or other rights, voting powers, restrictions, rights or limitations as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in this Agreement and any agreement or side letter entered into by the Partnership and any direct or indirect owner of the General Partner relating to the rights of the Series 1 CPOP Limited Partners on or after the date hereof, including, without limitation, any preferences, conversion or other rights, voting powers, restrictions, rights or limitations as to distributions, qualifications or terms or conditions of redemption provided to the Limited Partners holding Partnership Common Units and not expressly provided to the Series 1 CPOP Limited Partners.

ARTICLE 21
SERIES C PREFERRED UNITS
Section 21.1 Designation and Number. A series of Partnership Units designated as the “5.625% Series C Cumulative Redeemable Preferred Units” (the “Series C Preferred Units”) is hereby established. The number of Series C Preferred Units shall be 3,450,000.
Section 21.2 Distributions.
A.Payment of Distributions. Subject to the preferential rights of Holders of any class or series of Partnership Interests now or hereafter issued and outstanding ranking senior to the Series C Preferred Units with respect to the payment of distributions, pursuant to Section 5.1, the General Partner, as holder of the Series C Preferred Units, shall be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative cash distributions in an amount equal to the aggregate Series C Priority Return attributable to such Series C Preferred Units in accordance with this Article 21. Such distributions shall accrue and be cumulative from and including the first date on which any Series C Preferred Units are issued or, if later, the most recent Series C Preferred Unit Distribution Payment Date (as defined below) to which distributions have been paid in full (or declared and the corresponding Series C Distribution Record Date has passed), and shall be payable (i) quarterly in arrears, on the last calendar day of December, March, June and September, of each year commencing on or about December 31, 2019, and, (ii), in the event of a redemption of Series C Preferred Units, on the redemption date (each a “Series C Preferred Unit Distribution Payment Date”); provided, however, if any Series C Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series C Preferred Unit Distribution Payment Date may be paid, at the General Partner’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series C Preferred Unit Distribution Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series C Preferred Unit Distribution Payment Date to such next succeeding Business Day; provided, further, that no holder of the Series C Preferred shall be entitled to receive any dividends paid or payable on the Series C Preferred Units with a Series C Distribution Record Date before the date such units of Series C Preferred Units are issued, and no such dividends shall accrue in respect of such units.
B.Distributions Cumulative. Notwithstanding anything contained herein to the contrary, distributions on the Series C Preferred Units shall accrue whether or not the terms and provisions set forth in Section 21.2.C at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.
C.Priority as to Distributions.
(1)Except as provided in Sections 21.2.C(2) and 21.2.E below, no distributions shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any Series C Parity Preferred Unit or Series C Junior Unit as to distributions for any period, nor shall any Series C Junior Units or Series C Parity Preferred Units be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such units, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership, unless full cumulative distributions on the Series C Preferred Units for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.
(2)Except as provided in Sections 21.2.E below, when distributions are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and any other Series C Parity Preferred Units as to distributions, all distributions declared upon the Series C Preferred Units and such other classes or series of Series C Parity Preferred Units as to the payment of distributions (which, for the avoidance of doubt, shall not include the redemption or repurchase of units of any such class or series) shall be declared pro rata so that the amount of distributions declared per Series C Preferred Unit and each Series C Parity Preferred Unit of such other class or series shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and per Series C Parity Preferred Unit of such other class or series (which shall not include any accrual in respect of unpaid distributions on such other class or series of Series C Parity Preferred Units for prior Distribution Periods if such other class or series of Series C Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears.
D.No Further Rights. The General Partner, in its capacity as holder of the Series C Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions on the Series C Preferred Units as provided herein. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series C Preferred Units which remains payable. Accrued but unpaid distributions on the Series C Preferred Units will accrue as of the Series C Preferred Unit Distribution Payment Date on which they first become payable.
E.Notwithstanding the provisions of this Section 21.2.C and regardless of whether distributions are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series C Preferred Units or Series C Parity Preferred Units, as to distributions, for any or all Distribution Periods, the Partnership shall not be prohibited or limited from (i) paying distributions on any Partnership Units in Series C Junior Units, (ii) converting or exchanging any Partnership Units for Series C Junior Units, (iii) redeeming any Partnership Units in connection with the acquisition of REIT Shares or Capital Shares pursuant to the provisions of Article VI of the Charter, Sections 5 and 9 of the Series B Articles Supplementary or Sections 5 and 9 of the Series C Articles Supplementary, or any comparable provision of the Charter relating to any Capital Shares hereinafter classified and designated, or otherwise in order to ensure that the General Partner remains qualified as a REIT, (iv) purchasing or exchanging Series C Preferred Units or Series C Parity Preferred Units in connection with the acquisition by the General Partner of any REIT Series C Preferred Shares or Capital Shares ranking on parity with the Series C Preferred Shares as to dividends or the distribution of assets upon the General Partner’s liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding REIT Series C Preferred Shares, provided that such redemption or exchange shall comply with the requirements of Section 4.7.B or (v) redeeming Series C Preferred Units pursuant to Section 21.4 below.
Section 21.3 Liquidation Proceeds.
A.Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series C Preferred Units shall be made in accordance with Article 13.
B.Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.5.
C.No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the General Partner, as holder of the Series C Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.
D.Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.
Section 21.4 Redemption. If the General Partner elects to redeem any of the REIT Series C Preferred Shares in accordance with the terms of the Series C Articles Supplementary, the Partnership shall, on the date set for redemption of such REIT Series C Preferred Shares, redeem the number of Series C Preferred Units equal to the number of REIT Series C Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of the Series C Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series C Preferred Units being redeemed, and (ii) an amount equal to the sum of $25 plus all accrued and unpaid distributions per Series C Preferred Unit up to but not including the date fixed for redemption, all in accordance with Section 4.7.B.
Section 21.5 Ranking. The Series C Preferred Units shall, with respect to distribution rights or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank (i) senior to the Partnership Common Units, the LTIP Units, the Performance Units and all other Partnership Units, the terms of which provide that such Partnership Units shall rank junior to the Series C Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership; (ii) on a parity with all Series C Parity Preferred Units; and (iii) junior to all Partnership Units, the terms of which provide that such Partnership Units shall rank senior to the Series C Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.
Section 21.6 Voting Rights. The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series C Preferred Units.
Section 21.7 Transfer Restrictions. The Series C Preferred Units shall not be transferable except in accordance with Section 11.2.
Section 21.8 Conversion. In the event of a conversion of REIT Series C Preferred Shares into REIT Shares at the option of the holders of REIT Series C Preferred Shares pursuant to the terms of the Series C Articles Supplementary, then, upon conversion of such REIT Series C Preferred Shares, an equal whole number of Series C Preferred Units shall be converted into Partnership Common Units in accordance with Section 4.7.A. In the event of a conversion of REIT Series C Preferred Shares into REIT Shares, (a) to the extent the General Partner is required to pay cash in lieu of fractional REIT Shares pursuant to the Series C Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the General Partner and (b) to the extent the General Partner receives cash proceeds in addition to the REIT Series C Preferred Shares tendered for conversion, the General Partner shall contribute such proceeds to the Partnership.
Section 21.9 No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series C Preferred Units.

ARTICLE 22
SERIES 2 CPOP UNITS
Section 22.1 Designation and Number. A series of Partnership Units in the Partnership designated as the “4.00% Cumulative Redeemable Convertible Preferred Units” (the “Series 2 CPOP Units”) is hereby established. The number of Series 2 CPOP Units shall be 906,374.
Section 22.2 Ranking. Notwithstanding any provision of this Agreement (except Section 13.2.A(4)), including any amendments made thereto after the date hereof, and unless the Consent of the Series 2 CPOP Limited Partners is obtained, the Series 2 CPOP Units shall, with respect to rights to the payment of distributions in accordance with Section 22.3 and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the General Partner, rank (i) senior to the Partnership Common Units, the LTIP Units, the Performance Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series 2 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Series 2 CPOP Junior Units”), (ii) on a parity with the Series B Preferred Units, the Series C Preferred Units, the Series 1 CPOP Units, the Series 3 CPOP Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank on parity with the Series 2 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Series 2 CPOP Parity Units”), and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series 2 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership; provided, however, that to the extent there is any conflict between this Section 22.2 and Section 13.2.A(4), Section 13.2.A(4) shall govern.

Section 22.3 Distributions.
A.Payment of Distributions. Subject to the preferential rights of Holders of any class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, ranking senior to the Series 2 CPOP Units, in accordance with Section 5.1, Holders of Series 2 CPOP Units shall be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series 2 CPOP Priority Return, commencing on the date of issuance of such Series 2 CPOP Units. Such distributions shall be cumulative, shall accrue from the original date of issuance of such Series 2 CPOP Units or, if later, the most recent Series 2 CPOP Unit Distribution Payment Date (as defined below) to which distributions have been paid in full (or declared and the corresponding Series 2 CPOP Distribution Record Date has passed), and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December of each year, commencing on the first of such dates to occur after the original date of issuance, and, (ii) in the event of a redemption or conversion of Series 2 CPOP Units, and solely with respect to the redeemed or converted Series 2 CPOP Units, as applicable, on the redemption or conversion date (each, a “Series 2 CPOP Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series 2 CPOP Units is not a Business Day, then payment of the distribution to be made on such date may be paid, at the General Partner’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and, in any case, no interest or additional dividends or other sums shall accrue on the amount so payable from such Series 2 CPOP Unit Distribution Payment Date to such next Business Day).
B.Distributions Cumulative. The Series 2 CPOP Priority Return that is due but unpaid will accumulate and compound quarterly, on the applicable Series 2 CPOP Unit Distribution Payment Date after each calendar quarter, beginning on the date of issuance of such Series 2 CPOP Units, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized.
C.Priority as to Distributions. If and so long as the Partnership is in arrears with regard to the payment of any distributions for any past quarterly period upon any outstanding Series 2 CPOP Units or the Partnership has failed to pay when due the Series 2 CPOP Cash Amount, (A) no distributions shall be declared and paid or declared and set apart for payment, nor shall any other distribution be declared or made, upon any Series 2 CPOP Parity Units or Series 2 CPOP Junior Units unless distributions sufficient to make up such arrearage shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment, and (B) no Series 2 CPOP Parity Units or Series 2 CPOP Junior Units shall be redeemed, purchased or otherwise acquired for any consideration (nor any funds be paid to or made available for a sinking fund for the redemption of any such Series 2 CPOP Junior Units) and no other distribution of cash or other property may be made directly or indirectly by the Partnership or the General Partner or any of its Affiliates (except, in each case, for (x) the redemption of Partnership Common Units or Partnership Equivalent Units from the General Partner pursuant to Section 4.7.B, (y) any acquisition by the General Partner of Tendered Common Units in exchange for REIT Shares in accordance with Section 15.1 or (z) conversion into or exchange for Series 2 CPOP Junior Units or REIT Shares with no cash distributed in connection therewith), unless full cumulative distributions on the Series 2 CPOP Units for all past quarterly periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.
Section 22.4 Liquidation Preference.
A.Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made whether in cash or in kind to any current or future Series 2 CPOP Junior Unit Holder in respect of its Series 2 CPOP Junior Units and notwithstanding anything in this Agreement to the contrary (except Section 13.2.A(4)), the Holders of Series 2 CPOP Units shall be entitled to receive and be paid in cash out of the assets of the Partnership legally available for distribution to the Partners pursuant to this Agreement an amount equal to the Series 2 CPOP Preference of the outstanding Series 2 CPOP Units plus any accrued and unpaid Series 2 CPOP Priority Return.
B.In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the legally available assets of the Partnership are insufficient to pay the full amount of the Series 2 CPOP Preference on all outstanding Series 2 CPOP Units plus any accrued and unpaid Series 2 CPOP Priority Return and the full amount of the liquidation preference and any accrued and unpaid priority return on any Series 2 CPOP Parity Units, then such assets shall be allocated among the Series 2 CPOP Limited Partners and the Holders of such Series 2 CPOP Parity Units pro rata in proportion to the amount of their respective liquidation preference and unpaid priority return.
C.After the payment to the Holders of Series 2 CPOP Units of full preferential amounts provided for in this Section 22.4, the Holders of Series 2 CPOP Units as such shall have no right or claim to any of the remaining assets of the Partnership.
D.Notwithstanding anything to the contrary in this Section 22.4, to the extent there is any conflict between the provisions of this Section 22.4 and Section 13.2.A(4), Section 13.2.A(4) shall govern.
Section 22.5 Redemption of Series 2 CPOP Units.
A.No Redemption at Series 2 CPOP Limited Partners’ Option Prior to Conversion. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Series 2 CPOP Units unless and until they are converted to Partnership Common Units as provided in Section 22.6 below.
B.Redemption Generally. Each Series 2 CPOP Limited Partner or other Holder of Series 2 CPOP Units covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership free and clear of all liens and, notwithstanding anything herein contained to the contrary, the Partnership shall not be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Series 2 CPOP Limited Partner and other Holder of Series 2 CPOP Units further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its

Partnership Units to the Partnership, such Series 2 CPOP Limited Partner or Holder shall assume and pay such transfer tax.
Section 22.6 Conversion.
A.Series 2 CPOP Conversion Right.
(1)Each Qualifying Party shall have the right from time to time to convert all or any portion of its Series 2 CPOP Units to Partnership Common Units (a “Series 2 CPOP Conversion”), subject to the terms and provisions of this Section 22.6 (the “Series 2 CPOP Conversion Right”). Upon a Qualifying Party’s election to exercise the Series 2 CPOP Conversion Right, the Series 2 CPOP Units for which the Series 2 CPOP Conversion Right is exercised shall be converted into a number of Partnership Common Units equal to the Series 2 CPOP Conversion Amount. Notwithstanding anything to the contrary in this Agreement, the General Partner may, at its option, elect to pay on the applicable Series 2 CPOP Conversion Date all or any portion of any distributions accrued on the Series 2 CPOP Units tendered for conversion through the Series 2 CPOP Conversion Date, in which event the Series 2 CPOP Cash Amount used in determining the Series 2 CPOP Conversion Amount shall not include the amount of such distributions.
(2)No fractional Partnership Common Units shall be issued upon the conversion of any Series 2 CPOP Units. If the conversion of any Series 2 CPOP Units otherwise would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in an amount equal to (a) such fractional interest multiplied by (b) the product of (x) the Value of a REIT Share and (y) the Adjustment Factor.
(3)The Series 2 CPOP Converting Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Series 2 CPOP Units subject to any Series 2 CPOP Conversion, and be treated as a Series 2 CPOP Limited Partner or an Assignee, as applicable, with respect to such Series 2 CPOP Units for all purposes of this Agreement, until such Series 2 CPOP Units have been converted into Partnership Common Units on the applicable Series 2 CPOP Conversion Date. Until such conversion on such Series 2 CPOP Conversion Date, the Series 2 CPOP Converting Party shall have no rights as a Limited Partner with respect to the Partnership Common Units issuable in connection with such conversion.
B.Series 2 CPOP Conversion Right Procedures.
(1)Any Series 2 CPOP Conversion shall be exercised pursuant to a Series 2 CPOP Notice of Conversion delivered to the General Partner by the applicable Qualifying Party (the “Series 2 CPOP Converting Party”).
(2)As promptly as practicable after the receipt of the Series 2 CPOP Notice of Conversion, the General Partner shall issue and shall deliver or cause to be issued and delivered to such Holder (A) a number of Partnership Common Units equal to the Series 2 CPOP Conversion Amount, such Partnership Common Units to be duly authorized and validly issued in accordance with this Agreement and free of any pledge, lien, encumbrance or restriction, other than as set forth in this Agreement or under the Securities Act and relevant state securities or “blue sky” laws, (B) payment of accrued distributions through the Series 2 CPOP Conversion Date if the General Partner elects to pay such distributions pursuant to Section 22.6.A(1) and (C) cash for any fractional Partnership Common Unit in accordance with Section 22.6.A(2).
(3)Each Series 2 CPOP Conversion shall be deemed to have been made at the close of business on the date that the General Partner receives the Series 2 CPOP Notice of Conversion or, if such date is not a Business Day, the close of business on the next Business Day (the “Series 2 CPOP Conversion Date”), so that the rights of the Holder thereof as to the Series 2 CPOP Units being converted shall cease except for the right to receive the Partnership Common Units and, if applicable, the other items set forth in Section 22.6.B(2), and the Qualifying Party entitled to receive Partnership Common Units shall be treated for all purposes as having become the Holder of those Partnership Common Units at that time. If such Holder was a Series 2 CPOP Limited Partner prior to such Series 2 CPOP Conversion, then such Series 2 CPOP Limited Partner shall thereafter be a Limited Partner in respect of such Partnership Common Units. If such Holder was an Assignee prior to such Series 2 CPOP Conversion, then such Assignee shall thereafter be an Assignee in respect of such Partnership Common Units.
(4)No Series 2 CPOP Converting Party may effect a Series 2 CPOP Conversion for less than one thousand (1,000) Series 2 CPOP Units or, if such Series 2 CPOP Converting Party holds (as a Series 2 CPOP Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Series 2 CPOP Units, all of the Series 2 CPOP Units held by such Series 2 CPOP Converting Party, unless, in each case, otherwise agreed to by the General Partner in its sole and absolute discretion.
C.Series 2 CPOP Partnership Conversion Right.
(1)At any time after March 5, 2025, or in connection with or after any Termination Transaction, the Partnership shall have the right, from time to time, to convert all or any portion of the Series 2 CPOP Units to Partnership Common Units (the “Series 2 CPOP Partnership Conversion Right”) by treating any Holder thereof as a Series 2 CPOP Converting Party who has delivered a Series 2 CPOP Notice of Conversion pursuant to Section 22.6.A hereof for the amount of Series 2 CPOP Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 22.6.C, except that, in the case of a conversion of Series 2 CPOP Units pursuant to this Section 22.6.C(1), the Series 2 CPOP Conversion Amount shall be a number of whole Partnership Common Units equal to the quotient of (a) the product of (i) the number of Series 2 CPOP Units tendered for conversion pursuant to Section 22.6, multiplied by (ii) the Series 2 CPOP Cash Amount, divided by (b) the lower of (i) 1.295 times the Series 2 CPOP Preference and (ii) the volume-weighted average price of the REIT Shares as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the REIT Shares are listed or admitted to trading for the thirty (30) consecutive trading days immediately preceding the

Valuation Date. If the foregoing would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in accordance with Section 22.6.A(2).
(2)For purposes of this Section 22.6.C, (a) the General Partner may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Series 2 CPOP Converting Party, and (b) the provisions of Section 22.6.B(4) hereof shall not apply, but the remainder of Section 22.6.B hereof shall apply, mutatis mutandis.
Section 22.7 Voting Rights.
A.General. Except as required by any non-waivable provision of the law of the State of Maryland or as expressly set forth Sections 7.3.B, 7.3.D, 13.1.A, 14.2, 15.7.B and this Section 22.7, the Series 2 CPOP Limited Partners shall have no voting rights whatsoever on any matter relating to the Partnership, whether under the Act, at law, in equity or otherwise, and the Consent of the Series 2 CPOP Limited Partners shall not be required for the taking of any action by the Partnership or the General Partner, regardless of the effect that such action may have upon the rights, preferences or privileges of the Series 2 CPOP Units.
B.Additional Consent Rights. So long as any Series 2 CPOP Units remain outstanding, the Consent of the Series 2 CPOP Limited Partners will be required to amend, alter or repeal the provisions of this Article 22, so as to materially and adversely affect any right, preference or privilege of the Series 2 CPOP Units; provided, however, that, nothing in this Section 22.7.B shall require the Consent of the Series 2 CPOP Limited Partners in connection with the exercise of the Series 2 CPOP Partnership Conversion Right described in Section 22.6.C or otherwise in connection with any Termination Transaction.
C.Certain Transactions of the General Partner. Notwithstanding the provisions of Section 11.2.B, the General Partner may not, without the Consent of the Series 2 CPOP Limited Partners, Transfer any part of its Partnership Interest in connection with a Termination Transaction unless such Transfer is of all of the General Partner’s Partnership Interest and either:
(1)in connection with such Termination Transaction, all of the Limited Partners holding Series 2 CPOP Units will receive, or will have the right to elect to receive, for each Series 2 CPOP Unit, an amount of cash, securities or other property equal to the product of the Adjustment Factor, the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction and the Series 2 CPOP Conversion Amount; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Series 2 CPOP Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its Series 2 CPOP Conversion Right and, immediately thereafter, its right to Redemption pursuant to Article 15 hereof (and, in connection therewith, received REIT Shares in exchange for its Partnership Common Units), immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or
(2)all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) Limited Partners that held Series 2 CPOP Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of Limited Partners that hold Series 2 CPOP Units are at least as favorable as those in effect with respect to the Series 2 CPOP Units immediately prior to the consummation of such transaction; and (z) the rights of Limited Partners that hold Series 2 CPOP Units include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i), as though they had exercised their Series 2 CPOP Conversion Right, or (b) the right to exercise their Series 2 CPOP Conversion Right on terms substantially equivalent to those in effect with respect to the Series 2 CPOP Units and immediately prior to the consummation of such transaction and redeem their interests in the Surviving Partnership payable upon exercise of their Series 2 CPOP Conversion Right for cash on terms substantially equivalent to those in effect with respect to the Partnership Common Units and immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.
Section 22.8 Amendments. Notwithstanding anything to the contrary in this Agreement, all or any portion of this Article 22 may be amended by the General Partner or, to the extent required by Section 22.7.B, with the Consent of the Series 2 CPOP Limited Partners, in either case, without the consent or approval of any other Partners.
Section 22.9 Exclusion of Other Rights. The Series 2 CPOP Limited Partners shall have no preferences, conversion or other rights, voting powers, restrictions, rights or limitations as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in this Agreement and any agreement or side letter entered into by the Partnership and any direct or indirect owner of the General Partner relating to the rights of the Series 2 CPOP Limited Partners on or after the date hereof, including, without limitation, any preferences, conversion or other rights, voting powers, restrictions, rights or limitations as to distributions, qualifications or terms or conditions of redemption provided to the Limited Partners holding Partnership Common Units and not expressly provided to the Series 2 CPOP Limited Partners.

ARTICLE 23
SERIES 3 CPOP UNITS
Section 23.1 Designation and Number. A series of Partnership Units in the Partnership designated as the “3.00% Cumulative Redeemable Convertible Preferred Units” (the “Series 3 CPOP Units”) is hereby established. The number of Series 3 CPOP Units shall be 164,998.
Section 23.2 Ranking. Notwithstanding any provision of this Agreement (except Section 13.2.A(4)), including any amendments made thereto after the date hereof, and unless the Consent of the Series 3 CPOP Limited Partners is obtained, the Series 3 CPOP Units shall, with respect to rights to the payment of distributions in accordance with Section 23.3 and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the General Partner, rank (i) senior to the Partnership Common Units, the LTIP Units, the Performance Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series 3 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Series 3 CPOP Junior Units”), (ii) on a parity with the Series B Preferred Units, the Series C Preferred Units, Series 1 CPOP Units, Series 2 CPOP Units and all other Partnership Units the terms of which provide that such Partnership Units shall rank on parity with the Series 3 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Series 3 CPOP Parity Units”), and (iii) junior to all Partnership Units the terms of which provide that such Partnership Units shall rank senior to the Series 3 CPOP Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership; provided, however, that to the extent there is any conflict between this Section 23.2 and Section 13.2.A(4), Section 13.2.A(4) shall govern.
Section 23.3 Distributions.
A.Payment of Distributions. Subject to the preferential rights of Holders of any class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, ranking senior to the Series 3 CPOP Units, in accordance with Section 5.1, Holders of Series 3 CPOP Units shall be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series 3 CPOP Priority Return. Such distributions shall be cumulative, shall accrue from the original date of issuance of such Series 3 CPOP Units or, if later, the most recent Series 3 CPOP Unit Distribution Payment Date (as defined below) to which distributions have been paid in full (or declared and the corresponding Series 3 CPOP Distribution Record Date has passed), and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of March, June, September and December of each year, commencing on the first of such dates to occur after the original date of issuance, and, (ii) in the event of a redemption or conversion of Series 3 CPOP Units, and solely with respect to the redeemed or converted Series 3 CPOP Units, as applicable, on the redemption or conversion date (each, a “Series 3 CPOP Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series 3 CPOP Units is not a Business Day, then payment of the distribution to be made on such date may be paid, at the General Partner’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and, in any case, no interest or additional dividends or other sums shall accrue on the amount so payable from such Series 3 CPOP Unit Distribution Payment Date to such next Business Day).
B.Distributions Cumulative. Distributions on the Series 3 CPOP Units that are due but unpaid will accumulate and compound quarterly, on the applicable Series 3 CPOP Unit Distribution Payment Date after each calendar quarter, at the rate of 3.00% per annum, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized.
C.Priority as to Distributions. If and so long as the Partnership is in arrears with regard to the payment of any distributions for any past quarterly period upon any outstanding Series 3 CPOP Units or the Partnership has failed to pay when due the Series 3 CPOP Cash Amount, (A) no distributions shall be declared and paid or declared and set apart for payment, nor shall any other distribution be declared or made, upon any Series 3 CPOP Parity Unit or Series 3 CPOP Junior Units unless distributions sufficient to make up such arrearage shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment, and (B) no Series 3 CPOP Parity Units or Series 3 CPOP Junior Units shall be redeemed, purchased or otherwise acquired for any consideration (nor any funds be paid to or made available for a sinking fund for the redemption of any such Series 3 CPOP Junior Units) and no other distribution of cash or other property may be made directly or indirectly by the Partnership or the General Partner or any of its Affiliates (except, in each case, for (x) the redemption of Partnership Common Units or Partnership Equivalent Units from the General Partner pursuant to Section 4.7.B, (y) any acquisition by the General Partner of Tendered Common Units in exchange for REIT Shares in accordance with Section 15.1 or (z) conversion into or exchange for Series 3 CPOP Junior Units or REIT Shares with no cash distributed in connection therewith), unless full cumulative distributions on the Series 3 CPOP Units for all past quarterly periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.
Section 23.4 Liquidation Preference.
A.Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made whether in cash or in kind to any current or future Series 3 CPOP Junior Unit Holder in respect of its Series 3 CPOP Junior Units and notwithstanding anything in this Agreement to the contrary (except Section 13.2.A(4)), the Holders of Series 3 CPOP Units shall be entitled to receive and be paid in cash out of the assets of the Partnership legally available for distribution to the Partners pursuant to this Agreement an amount equal to the Series 3 CPOP Preference of the outstanding Series 3 CPOP Units plus any accrued and unpaid Series 3 CPOP Priority Return.
B.In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the legally available assets of the Partnership are insufficient to pay the full amount of the Series 3 CPOP Preference on all outstanding Series 3 CPOP Units plus any accrued and unpaid Series 3 CPOP Priority Return and the full amount of the liquidation preference and any accrued and unpaid priority return on any Series 3 CPOP Parity Units, then such assets shall be allocated among the Series 3 CPOP Limited Partners and the Holders of such Series 3 CPOP Parity Units pro rata in proportion to the amount of their respective liquidation preference and unpaid priority return.
C.After the payment to the Holders of Series 3 CPOP Units of full preferential amounts provided for in this Section 23.4, the Holders of Series 3 CPOP Units as such shall have no right or claim to any of the remaining assets of the Partnership.
D.Notwithstanding anything to the contrary in this Section 23.4, to the extent there is any conflict between the provisions of this Section 23.4 and Section 13.2.A(4), Section 13.2.A(4) shall govern.
Section 23.5 Redemption of Series 3 CPOP Units.
A.No Redemption at Series 3 CPOP Limited Partners’ Option Prior to Conversion. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Series 3 CPOP Units unless and until they are converted to Partnership Common Units as provided in Section 23.6 below.
B.Redemption Generally. Each Series 3 CPOP Limited Partner or other Holder of Series 3 CPOP Units covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership free and clear of all liens and, notwithstanding anything herein contained to the contrary, the Partnership shall not be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Series 3 CPOP Limited Partner and other Holder of Series 3 CPOP Units further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership, such Series 3 CPOP Limited Partner or Holder shall assume and pay such transfer tax.
Section 23.6 Conversion.
A.Series 3 CPOP Conversion Right.
(1)Each Qualifying Party shall have the right from time to time to convert all or any portion of its Series 3 CPOP Units to Partnership Common Units (a “Series 3 CPOP Conversion”), subject to the terms and provisions of this Section 23.6 (the “Series 3 CPOP Conversion Right”). Upon a Qualifying Party’s election to exercise the Series 3 CPOP Conversion Right, the Series 3 CPOP Units for which the Series 3 CPOP Conversion Right is exercised shall be converted into a number of Partnership Common Units equal to the Series 3 CPOP Conversion Amount. Notwithstanding anything to the contrary in this Agreement, the General Partner may, at its option, elect to pay on the applicable Series 3 CPOP Conversion Date all or any portion of any distributions accrued on the Series 3 CPOP Units tendered for conversion through the Series 3 CPOP Conversion Date, in which event the Series 3 CPOP Cash Amount used in determining the Series 3 CPOP Conversion Amount shall not include the amount of such distributions.
(2)No fractional Partnership Common Units shall be issued upon the conversion of any Series 3 CPOP Units. If the conversion of any Series 3 CPOP Units otherwise would result in the issuance of a fractional Partnership Common Unit, the General Partner shall pay a cash amount in lieu of issuing such fractional Partnership Common Unit in an amount equal to (a) such fractional interest multiplied by (b) the product of (x) the Value of a REIT Share and (y) the Adjustment Factor.
(3)The Series 3 CPOP Converting Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Series 3 CPOP Units subject to any Series 3 CPOP Conversion, and be treated as a Series 3 CPOP Limited Partner or an Assignee, as applicable, with respect to such Series 3 CPOP Units for all purposes of this Agreement, until such Series 3 CPOP Units have been converted into Partnership Common Units on the applicable Series 3 CPOP Conversion Date. Until such conversion on such Series 3 CPOP Conversion Date, the Series 3 CPOP Converting Party shall have no rights as a Limited Partner with respect to the Partnership Common Units issuable in connection with such conversion.
B.Series 3 CPOP Conversion Right Procedures.
(1)Any Series 3 CPOP Conversion shall be exercised pursuant to a Series 3 CPOP Notice of Conversion delivered to the General Partner by the applicable Qualifying Party (the “Series 3 CPOP Converting Party”).
(2)As promptly as practicable after the receipt of the Series 3 CPOP Notice of Conversion, the General Partner shall issue and shall deliver or cause to be issued and delivered to such Holder (A) a number of Partnership Common Units equal to the Series 3 CPOP Conversion Amount, such Partnership Common Units to be duly authorized and validly issued in accordance with this Agreement and free of any pledge, lien, encumbrance or restriction, other than as set forth in this Agreement or under the Securities Act and relevant state securities or “blue sky” laws, (B) payment of accrued distributions through the Series 3 CPOP Conversion Date if the General Partner elects to pay such distributions pursuant to Section 23.6.A(1) and (C) cash for any fractional Partnership Common Unit in accordance with Section 23.6.A(2).
(3)Each Series 3 CPOP Conversion shall be deemed to have been made at the close of business on the date that the General Partner receives the Series 3 CPOP Notice of Conversion or, if such date is not a Business Day, the close of business on the next Business Day (the “Series 3 CPOP Conversion Date”), so that the rights of the Holder thereof as to the Series 3 CPOP Units being converted shall cease except for the right to receive the Partnership Common Units and, if applicable, the other items set forth in Section 23.6.B(2), and the Qualifying Party entitled to receive Partnership Common Units shall be treated for all purposes as having become the Holder of those Partnership Common Units at that time. If such Holder was a Series 3 CPOP Limited Partner prior to such Series 3 CPOP Conversion, then such Series 3 CPOP Limited Partner shall thereafter be a Limited Partner in respect of such Partnership Common Units. If such Holder was an Assignee prior to such Series 3 CPOP Conversion, then such Assignee shall thereafter be an Assignee in respect of such Partnership Common Units.
(4)No Series 3 CPOP Converting Party may effect a Series 3 CPOP Conversion for less than one thousand (1,000) Series 3 CPOP Units or, if such Series 3 CPOP Converting Party holds (as a Series 3 CPOP Limited Partner or, economically, as an Assignee) less than one thousand (1,000)

Series 3 CPOP Units, all of the Series 3 CPOP Units held by such Series 3 CPOP Converting Party, unless, in each case, otherwise agreed to by the General Partner in its sole and absolute discretion.
C.Series 3 CPOP Partnership Conversion Right.
(1)At any time after March 17, 2027 or in connection with or after any Termination Transaction, the Partnership shall have the right, from time to time, to convert all or any portion of the Series 3 CPOP Units to Partnership Common Units (the “Series 3 CPOP Partnership Conversion Right”) by treating any Holder thereof as a Series 3 CPOP Converting Party who has delivered a Series 3 CPOP Notice of Conversion pursuant to Section 23.6.A hereof for the amount of Series 3 CPOP Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 23.6.C.
(2)For purposes of this Section 23.6.C, (a) the General Partner may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Series 3 CPOP Converting Party, and (b) the provisions of Section 23.6.B(4) hereof shall not apply, but the remainder of Section 23.6.B hereof shall apply, mutatis mutandis.
Section 23.7 Voting Rights.
A.General. Except as required by any non-waivable provision of the law of the State of Maryland or as expressly set forth Sections 7.3.B, 7.3.D, 13.1.A, 14.2, 15.7.B and this Section 23.7, the Series 3 CPOP Limited Partners shall have no voting rights whatsoever on any matter relating to the Partnership, whether under the Act, at law, in equity or otherwise, and the Consent of the Series 3 CPOP Limited Partners shall not be required for the taking of any action by the Partnership or the General Partner, regardless of the effect that such action may have upon the rights, preferences or privileges of the Series 3 CPOP Units.
B.Additional Consent Rights. So long as any Series 3 CPOP Units remain outstanding, the Consent of the Series 3 CPOP Limited Partners will be required to amend, alter or repeal the provisions of this Article 23, so as to materially and adversely affect any right, preference or privilege of the Series 3 CPOP Units; provided, however, that, nothing in this Section 23.7.B shall require the Consent of the Series 3 CPOP Limited Partners in connection with the exercise of the Partnership Series 3 CPOP Partnership Conversion Right described in Section 23.6.C or otherwise in connection with any Termination Transaction.
Section 23.8 Amendments. Notwithstanding anything to the contrary in this Agreement, all or any portion of this Article 23 may be amended by the General Partner or, to the extent required by Section 23.7.B, with the Consent of the Series 3 CPOP Limited Partners, in either case, without the consent or approval of any other Partners.
Section 23.9 Exclusion of Other Rights. The Series 3 CPOP Limited Partners shall have no preferences, conversion or other rights, voting powers, restrictions, rights or limitations as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in this Agreement and any agreement or side letter entered into by the Partnership and any direct or indirect owner of the General Partner relating to the rights of the Series 3 CPOP Limited Partners on or after the date hereof, including, without limitation, any preferences, conversion or other rights, voting powers, restrictions, rights or limitations as to distributions, qualifications or terms or conditions of redemption provided to the Limited Partners holding Partnership Common Units and not expressly provided to the Series 3 CPOP Limited Partners.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation,

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer Its: Co-Chief Executive Officer

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel Its: Co-Chief Executive Officer

CONSENTING PARTNER:

REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation,

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer Its: Co-Chief Executive Officer

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel Its: Co-Chief Executive Officer

EXHIBIT A
EXAMPLES REGARDING ADJUSTMENT FACTOR
For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on July 24, 2013 is 1.0 and (b) on July 24, 2013 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.
Example 1
On the Partnership Record Date, the General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:
1.0 * 200/100 = 2.0
Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.
Example 2
On the Partnership Record Date, the General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:
1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111
Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.
Example 3
On the Partnership Record Date, the General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the General Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:
1.0 * $5.00/($5.00 - $1.00) = 1.25

ACCORDINGLY, THE ADJUSTMENT FACTOR AFTER THE ASSETS ARE DISTRIBUTED IS 1.25.
A-1

EXHIBIT B
NOTICE OF REDEMPTION
To:    Rexford Industrial Realty, Inc.
    11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption Partnership Common Units in Rexford Industrial Realty, L.P. in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of March 17, 2022, as amended (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:
(a)     undertakes (i) to surrender such Partnership Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.A and Section 15.1.G of the Agreement;
(b)    directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;
(c)    represents, warrants, certifies and agrees that:
(i)    the undersigned Limited Partner or Assignee is a Qualifying Party,
(ii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Common Units, free and clear of the rights or interests of any other person or entity,
(iii)    the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Common Units as provided herein, and
(iv)    the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
(d)    acknowledges that he will continue to own such Partnership Common Units until and unless either (1) such Partnership Common Units are acquired by the General Partner pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

B-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: ___________	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:
Please insert social security or identifying number:
B-2

EXHIBIT C
NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP/PERFORMANCE UNITS INTO PARTNERSHIP COMMON UNITS
The undersigned holder of LTIP/Performance Units hereby irrevocably (i) elects to convert the number of LTIP/Performance Units in Rexford Industrial Realty, L.P. (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Partnership Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP/Performance Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP/Performance Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP/Performance Unit Holder:___________________________________________________
Please Print Name as Registered with Partnership

Number of LTIP/Performance Units to be Converted:_________________________________________
Date of this Notice:____________________________________________________________________

(Signature of LTIP/Performance Unit Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:
Please insert social security or identifying number:
C-1

EXHIBIT D
NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP/PERFORMANCE UNITS INTO PARTNERSHIP COMMON UNITS
Rexford Industrial Realty, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP/Performance Units held by the LTIP/Performance Unit Holder set forth below to be converted into Partnership Common Units in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of LTIP/Performance Unit Holder:___________________________________________________
Please Print Name as Registered with Partnership

Number of LTIP/Performance Units to be Converted:_________________________________________
Date of this Notice:____________________________________________________________________
D-1

EXHIBIT E
SERIES 1 CPOP NOTICE OF CONVERSION

To: Rexford Industrial Realty, Inc.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025

The undersigned Series 1 CPOP Limited Partner or Assignee hereby irrevocably exercises its right to convert [ ] Series 1 CPOP Units in Rexford Industrial Realty, L.P. to Common Units in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of March 17, 2022, as amended (the “Agreement”), and the Series 1 CPOP Conversion Right referred to therein. The undersigned Series 1 CPOP Limited Partner or Assignee:
(a)    undertakes (i) to surrender such Series 1 CPOP Units and any certificate therefor at the closing of the Series 1 CPOP Conversion;
(b)    directs that the Partnership Common Units and any certificate therefor and any payment made pursuant to Section 20.6.A(2) of the Agreement, deliverable upon the closing of such Series 1 CPOP Conversion be delivered to the address specified below;
(c)    represents, warrants, certifies and agrees that:
(i)    the undersigned Series 1 CPOP Limited Partner or Assignee is a Qualifying Party as it relates to the Series 1 CPOP Units being converted,
(ii)    the undersigned Common Limited Partner or Assignee has, and at the closing of the Series 1 CPOP Conversion will have, good, marketable and unencumbered title to such Series 1 CPOP Units, free and clear of the rights or interests of any other person or entity,
(iii)    the undersigned Series 1 CPOP Limited Partner or Assignee has, and at the closing of the Series 1 CPOP Conversion will have, the full right, power and authority to tender and surrender such Series 1 CPOP Units as provided herein, and
(iv)    the undersigned Series 1 CPOP Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
(d)    acknowledges that he will continue to own such Series 1 CPOP Units until and unless such conversion transaction closes.
All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

E-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: ___________	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:
Please insert social security or identifying number:
E-2

EXHIBIT F
SERIES 2 CPOP NOTICE OF CONVERSION

To: Rexford Industrial Realty, Inc.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025

The undersigned Series 2 CPOP Limited Partner or Assignee hereby irrevocably exercises its right to convert [ ] Series 2 CPOP Units in Rexford Industrial Realty, L.P. to Common Units in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of March 17, 2022, as amended (the “Agreement”), and the Series 2 CPOP Conversion Right referred to therein. The undersigned Series 2 CPOP Limited Partner or Assignee:
(a)    undertakes (i) to surrender such Series 2 CPOP Units and any certificate therefor at the closing of the Series 2 CPOP Conversion;
(b)    directs that the Partnership Common Units and any certificate therefor and any payment made pursuant to Section 22.6.A(2) of the Agreement, deliverable upon the closing of such Series 2 CPOP Conversion be delivered to the address specified below;
(c)    represents, warrants, certifies and agrees that:
(i)    the undersigned Series 2 CPOP Limited Partner or Assignee is a Qualifying Party as it relates to the Series 2 CPOP Units being converted,
(ii)    the undersigned Common Limited Partner or Assignee has, and at the closing of the Series 2 CPOP Conversion will have, good, marketable and unencumbered title to such Series 2 CPOP Units, free and clear of the rights or interests of any other person or entity,
(iii)    the undersigned Series 2 CPOP Limited Partner or Assignee has, and at the closing of the Series 2 CPOP Conversion will have, the full right, power and authority to tender and surrender such Series 2 CPOP Units as provided herein, and
(iv)    the undersigned Series 2 CPOP Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
(d)    acknowledges that he will continue to own such Series 2 CPOP Units until and unless such conversion transaction closes.
All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

F-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: ___________	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:
Please insert social security or identifying number:

F-2

EXHIBIT G
SERIES 3 CPOP NOTICE OF CONVERSION

To: Rexford Industrial Realty, Inc.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025

The undersigned Series 3 CPOP Limited Partner or Assignee hereby irrevocably exercises its right to convert [ ] Series 3 CPOP Units in Rexford Industrial Realty, L.P. to Common Units in accordance with the terms of the Eighth Amended and Restated Agreement of Limited Partnership of Rexford Industrial Realty, L.P., dated as of March 17, 2022, as amended (the “Agreement”), and the Series 3 CPOP Conversion Right referred to therein. The undersigned Series 3 CPOP Limited Partner or Assignee:
(a)    undertakes (i) to surrender such Series 3 CPOP Units and any certificate therefor at the closing of the Series 3 CPOP Conversion;
(b)    directs that the Partnership Common Units and any certificate therefor and any payment made pursuant to Section 23.6.A(2) of the Agreement, deliverable upon the closing of such Series 3 CPOP Conversion be delivered to the address specified below;
(c)    represents, warrants, certifies and agrees that:
(i)    the undersigned Series 3 CPOP Limited Partner or Assignee is a Qualifying Party as it relates to the Series 3 CPOP Units being converted,
(ii)    the undersigned Common Limited Partner or Assignee has, and at the closing of the Series 3 CPOP Conversion will have, good, marketable and unencumbered title to such Series 3 CPOP Units, free and clear of the rights or interests of any other person or entity,
(iii)    the undersigned Series 3 CPOP Limited Partner or Assignee has, and at the closing of the Series 3 CPOP Conversion will have, the full right, power and authority to tender and surrender such Series 3 CPOP Units as provided herein, and
(iv)    the undersigned Series 3 CPOP Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
(d)    acknowledges that he will continue to own such Series 3 CPOP Units until and unless such conversion transaction closes.
All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

G-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: ___________	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:
Please insert social security or identifying number:

G-2